UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ryerson Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

NOTICE OF ANNUAL MEETING

MAY 9, 2006

AND PROXY STATEMENT

April 3, 2006

NEIL S. NOVICH

Chairman, President and

Chief Executive Officer

Dear Stockholder:

I hope you will join us at our 2006 Annual Meeting of Stockholders on Tuesday, May 9, 2006, in Chicago, Illinois. The annual meeting will begin promptly at 9:00 a.m., Chicago time, at the Conrad Chicago, 521 North Rush Street, Chicago, Illinois 60611.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement describes how the Board of Directors operates, provides background information on our director candidates, gives information for other voting matters and items of business to be conducted at the meeting, and explains the proxy voting process.

Even if you own only a few shares, we want your shares to be represented at the meeting. Whether or not you expect to attend the meeting, please take a moment now to vote, by internet, toll-free telephone call or completing and returning the enclosed proxy card in the envelope provided. Whether in person or by proxy, your participation in the annual meeting is important to us.

Cordially,

Neil S. Novich

Chairman, President and

Chief Executive Officer

2621 West 15th Place, Chicago, Illinois 60608

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF RYERSON INC.

Time:	Doors open: 8:30 a.m., Chicago time
Meeting begins: 9:00 a.m., Chicago time

Date:	May 9, 2006

Place:	Conrad Chicago
521 North Rush Street
Chicago, Illinois 60611

We will hold the Annual Meeting of Stockholders of Ryerson Inc. (the “Company”), to act and vote on the following matters:

1.	To elect directors of the Company;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006;

3.	To approve performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company; and

4.	To consider any other matter that is properly raised at the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on March 13, 2006, or their proxy holders, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

The Company’s 2005 Annual Report, which includes our 2005 financial statements, accompanies this mailing. You can obtain additional copies by written request to the investor relations department.

This Notice of Annual Meeting includes a Proxy Statement. Your vote is important. Please vote your shares promptly. To vote your shares, use the internet or call the toll-free telephone number as described in the instructions on your proxy card, or sign, date and return your enclosed proxy card in the pre-addressed postage-paid envelope provided.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

April 3, 2006

Chicago, Illinois

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Stockholders of Ryerson Inc. (the “Company” and “Ryerson”), as recorded in our stock register at the close of business on March 13, 2006, may vote at the Annual Meeting.

Outstanding Shares

Our shares outstanding on March 13, 2006 consisted of 25,688,744 shares of common stock with one vote per share and 79,204 shares of Series A $2.40 Cumulative Convertible Preferred Stock with one vote per share. All shares vote together without regard to class on the matters expected to be voted upon at the Annual Meeting.

How to Vote

You can vote in person at the meeting or you can vote by telephone, on the internet or by mail as described below. We recommend that you vote by proxy, even if you plan to attend the meeting. Your vote is critical to establish a quorum for the meeting. You can change your vote prior to or at the meeting.

How Proxies Work

Our Board of Directors is asking you to appoint Neil S. Novich, Jay M. Gratz, Terence R. Rogers and Joyce E. Mims as your proxy holders to vote your shares at the 2006 Annual Meeting to be held on May 9, 2006. You make this appointment by voting the enclosed proxy card or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting, according to the directions you provide. You may vote for all, some, or none of our director candidates. You also may vote for or against the other voting proposals, or abstain from voting.

Unless you indicate otherwise on the proxy card or through the telephone or internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and that, under our By-Laws, may be properly presented for action at the Annual Meeting.

How We Solicit Proxies

This Notice of Annual Meeting, Proxy Statement, form of proxy and voting instructions are being first given or sent to stockholders starting on or about April 3, 2006.

In addition to this mailing, our directors, officers and employees may solicit proxies personally, electronically, by telephone, or with additional mailings. We pay the costs of soliciting this proxy. We are paying MacKenzie Partners a fee of $6,500 plus out-of-pocket expenses to help solicit proxies. We reimburse brokers, banks and similar organizations for their reasonable charges and expenses in sending these materials to you and getting your voting instructions.

How to Vote Your Shares

Voting shares you own directly and through BuyDIRECTSM

If your shares are held in your name, you can vote by proxy as follows:

•	By telephone: Use the toll-free number listed on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly received.

•	By internet: The website for internet voting is listed on the proxy card. Internet voting allows you to confirm that your instructions have been followed.

•	By mail: Sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope.

The telephone and internet voting procedures use a control number that appears on your proxy card to authenticate you as a stockholder of record and to allow you to confirm that your voting instructions have been correctly recorded. If you vote by internet or telephone, you do not need to return the proxy card.

Your proxy voting instructions, whether by internet, telephone or mail, cover all shares registered in your name, including shares you hold in your BuyDIRECTSM account. BuyDIRECTSM is the direct purchase and sale plan for our shares sponsored by The Bank of New York, the transfer agent and recordkeeper for our stock. Your shares in the BuyDIRECTSM program will be voted only if and in the same way as you vote the shares you hold in your name. If you are not a stockholder of record, The Bank of New York will vote your shares in the BuyDIRECTSM program only as you instruct.

Voting shares you hold through a nominee

If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking how you want to vote. You can complete the firm’s voting form and return it to the firm. If the firm offers internet or telephone voting, the voting form will contain instructions on how to access those voting methods.

If you intend to vote your nominee shares in person at the meeting, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 13, 2006, the record date for voting.

Voting shares in the Ryerson Savings Plan

If you hold our common stock in the Ryerson Savings Plan, the Trustee will vote those shares as you direct through your voting instructions via internet, telephone, or the enclosed proxy card. This mailing contains Confidential Voting Directions to LaSalle National Bank, as Trustee, for you to use to instruct the Trustee how to vote shares credited to your account. Your Confidential Voting Directions (or any revocation of your prior Confidential Voting Directions) must be received by the Trustee by 5:00 p.m. Chicago time, on May 8, 2006. If the Trustee doesn’t receive timely Confidential Voting Directions from you, the Trustee will vote all shares in the Savings Plan for which it did not receive voting directions in the same proportion as it votes the Savings Plan shares for which it received timely voting directions.

Returning a signed proxy without voting instructions

If you do return a signed proxy card without providing voting instructions, your shares will be voted in favor of our director candidates, in favor of the ratification of the selection of

PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006, in favor of performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan in order to qualify performance-based compensation under the Plan as deductible by the Company, and in the discretion of the proxies, on any other matters that may come before the meeting.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	submitting a revocation letter with a later date than your proxy card;

•	delivering a second signed proxy card dated later than the first signed proxy card;

•	voting at a later time by telephone or the internet; or

•	attending the Annual Meeting and voting in person.

If you are a street name stockholder, and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that holder’s procedures.

Confidential Voting

The Bank of New York will count the votes. Its officers or employees will serve as inspectors of election. Your individual vote, proxies, consents, ballots and voting materials are confidential, except in special circumstances (such as a contested proxy or consent solicitation or as otherwise required by law). For example, if you write comments on your proxy card or accompanying material, your comments will be provided to us without indicating how you voted, unless you include your vote in your comment or if how you voted is necessary to understand your comment.

Quorum

In order to have a valid meeting and election, and to carry out the business of the Annual Meeting, we must have a quorum of shares attending in person or by proxy. This means that at least a majority of the outstanding shares eligible to vote are represented at the meeting, either in person or by proxy. If you give instructions to abstain from voting, your shares will count towards a quorum but will not be voted on any matter. Treasury shares, which are shares owned by Ryerson itself, are not voted and do not count for this purpose.

Votes Needed and Method of Calculation

Item 1—Election of Directors

Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. The director candidates who receive the most votes will be elected to fill the available seats on the Board of Directors. If you do not wish your shares to be voted for a particular nominee, you may withhold your vote as provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions. Abstentions count for quorum purposes but not for voting purposes. If you are a street name holder and don’t vote your shares or instruct your broker how to vote your shares, your broker can vote your shares on this matter at its discretion.

Item 2—Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for 2006 requires the favorable vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. Only votes for or against this proposal count. If you are a street name holder and don’t vote your shares, your broker can vote your shares at its discretion on this matter. The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of PwC will not be affected by the outcome of this vote. However, the Audit Committee will consider these voting results when selecting the Company’s independent auditor for 2007.

Item 3—Performance Measures and Amended Limits on Performance-based Awards in the 2002 Incentive Stock Plan

Approval of the proposal to approve performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan, in order to qualify performance-based compensation under the Plan as tax-deductible by the Company, requires the affirmative vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. If you hold your shares in street name through a broker, your broker is permitted to vote your shares on this matter only if you give your broker specific instructions as to how to vote. If you do not provide instructions to your broker on this matter, your broker cannot vote your shares; such broker non-votes are not counted in determining the number of shares necessary for approval but are counted in determining whether there is a quorum at the meeting.

Share Information

For information about shares registered in your name or in the BuyDIRECTSM program, contact the Bank of New York at 800-524-4458 or http://stockbny.com.

Multiple Copies of Annual Report

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name can choose to receive only one copy of the Annual Report and Proxy Statement. If you would like to receive just one set of these materials, follow the telephone or internet prompts while you vote, or check the box at the bottom of the proxy card and return the card in the pre-addressed postage-paid envelope. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-524-4458 or write to Bank of New York, Shareholder Relations Department, P.O. Box 11258, Church Street, New York, NY 10286, Attention: Proxy Unit.

If you are a street name stockholder, you can request householding by contacting the holder of record.

Other Matters

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors and its committees perform many functions for Ryerson and its stockholders, including:

•	overseeing management on your behalf;

•	reviewing Ryerson’s short-term and long-term strategic plans;

•	exercising direct decision-making authority in key areas, such as declaring dividends, approving acquisitions and other significant Company activities;

•	selecting executives and evaluating their performance; and

•	reviewing development and succession plans for senior executives, including the Chief Executive Officer.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out its policies on a number of governance issues. A current copy of our Corporate Governance Guidelines is available on our website at www.ryerson.com, under Investor Information. A print copy of the Corporate Governance Guidelines is available to any stockholder who requests it.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with Ryerson, directly or indirectly, except as a director, and is free of any relationship that interferes with his or her independence from management and the Company. The Board first determines independence on the basis of the standards specified by the New York Stock Exchange (“NYSE”).

The NYSE standards generally provide that a director is not independent if (1) within the last three years the director is or has been an employee of, or a member of the director’s immediate family is or has been an executive of, Ryerson; (2) the director or a member of the director’s immediate family has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Ryerson other than for service as a director or a pension or other deferred compensation for prior services (that is not contingent on continued service); (3) the director, or a member of the director’s immediate family, is a current partner of our independent external auditing firm PricewaterhouseCoopers LLP; (4) the director is a current employee of our external auditing firm; (5) an immediate family member of a director is a current employee of our external auditing firm and participates in its audit, assurance or tax compliance (but not tax planning) practice; (6) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of the external auditing firm and personally worked on Ryerson’s audit in that time; (7) the director or a member of the director’s immediate family is, or has been in the past three years, employed as an executive of a company where a Ryerson executive at the same time serves or served on the compensation committee; or (8) the director is a current employee, or a member of the director’s immediate family is a current executive, of a company that has made payments to, or received payments from, Ryerson in an amount that, in any of the past three fiscal years, exceeds the greater of $1 million or 2% of that other company’s consolidated gross revenues.

Our Corporate Governance Guidelines also provide that a director is not independent if the director serves as an executive of a tax-exempt organization to which Ryerson has made a contribution in the past three years which in any single fiscal year exceeded the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues.

The Board has reviewed business, charitable and other relationships between Ryerson and each non-employee director to determine compliance with the independence standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. Based on its review, the Board was not aware of any business or other relationship that might bear on directors’ independence and has affirmatively determined that each of our directors other than Mr. Novich, who is an employee, is independent from and has no material relationship with Ryerson.

Board and Committee Meetings, Executive Sessions and Attendance

The Board met five times in 2005 and held executive sessions without management present after all meetings. The Chair of the Nominating and Governance Committee, as presiding director of the Board, presides at executive sessions of the Board of Directors.

The standing committees of the Board include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Executive Committee. In 2005, the Audit Committee held nine meetings, the Compensation Committee held three meetings, and the Nominating and Governance Committee held three meetings.

All incumbent directors attended at least 75% of the combined total number of meetings of the Board and committees on which they served.

Annual Meeting Attendance

We encourage each member of the Board of Directors to attend each Annual Meeting of Stockholders. All directors nominated for election to the Board at the 2005 Annual Meeting of Stockholders attended that Annual Meeting.

Code of Ethics and Business Conduct

The Board has approved Ryerson’s Code of Ethics and Business Conduct (“Code”), which contains both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers and employees under the NYSE listing standards. The Code is posted on our internet website www.ryerson.com and is available in print to any stockholder who requests it. Any amendment of the Code will be promptly posted on our website.

The Audit Committee oversees our compliance program. It reviews any issues under the Code involving an executive or a director and reports its findings to the Board. Only the Audit Committee or the Board of Directors can approve waivers from the Code for directors, executive officers and senior financial officers of the Company. The Board does not envision that any waivers of the Code will be granted for these individuals, but if it were to approve a waiver, the waiver will be disclosed promptly on our internet site and as otherwise required by the rules of both the SEC and the NYSE.

Director Selection

Our Corporate Governance Guidelines describe the minimum director qualification standards that the Nominating and Governance Committee looks for in director candidates. The Nominating and Governance Committee identifies director candidates primarily through recommendations made by non-employee directors. Mr. Keller was recommended by a non-management director. These recommendations are developed based on our directors’ knowledge and experience in a variety of fields. The Committee also considers recommendations made by the Chief Executive Officer and stockholders. The Committee evaluates all candidates on the criteria established in our Corporate Governance Guidelines. The independence standards are described above under “CORPORATE GOVERNANCE—Corporate Governance Guidelines—Director Independence.” The evaluation process includes reference checks and personal interviews with potential nominees who appear to satisfy the criteria. The Nominating and Governance Committee also considers the candidate’s judgment, experience, understanding of our business or other related industries, and other factors relevant to the needs of the Board and the Company. The Nominating and Governance Committee selects qualified candidates and makes its recommendations to the Board of Directors. The Board decides whether to invite the candidate to be a nominee for election to the Board. We have not retained any search firms or paid any fees to search firms or others to assist in identifying or evaluating director candidates.

Stockholders may send recommendations for director candidates to the Secretary, 2621 W. 15th Place, Chicago, Illinois 60608. The recommendations should include biographical information, information on relationships between the candidate and the stockholder recommending the candidate, and material indicating the willingness of the candidate to serve. The submission requirements, and the formal procedures provided by our By-Laws (including an advance notice requirement), are discussed below under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS.”

Communications To Directors

The Board has established procedures for stockholders or others to communicate to the Board, to the Presiding Director, to non-employee directors as a group, to individual directors, and to the Audit Committee. Address written correspondence to your intended recipient in care of the Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. For matters related to the Company’s financial statements, accounting practices, internal controls, business ethics, or Code of Ethics and Business Conduct, address the correspondence to the Chair of the Audit Committee. To communicate to the non-management and independent directors as a group, address your correspondence to the Chair of the Nominating and Governance Committee. All correspondence to directors will be forwarded unopened to the specified party. The recipient will decide the appropriate response or action and may ask Company management to respond or perform follow-up activities.

Additional Information

The Investor Information part of our website www.ryerson.com contains additional information, including written charters for the Board committees. The information is available in print to any stockholder who requests it.

COMMITTEES OF THE BOARD OF DIRECTORS

Director	Audit	Compensation	Nominating & Governance
Jameson A. Baxter	✓		✓
Richard G. Cline	✓		✓
Russell M. Flaum		✓	✓
James A. Henderson		✓	✓(Chair)
Gregory P. Josefowicz	✓(Chair)		✓
Dennis J. Keller	✓		✓
Martha Miller de Lombera		✓	✓
Jerry K. Pearlman		✓(Chair)	✓
Anré D. Williams	✓		✓

Audit Committee

The Board of Directors has determined that all members of the Audit Committee are independent under the NYSE listing standards, that all are financially literate under the SEC and NYSE rules and that Gregory P. Josefowicz is an “audit committee financial expert” as defined in the SEC rules. None of the Committee’s members serves simultaneously on the audit committees of three or more public companies.

The Audit Committee:

•	oversees accounting and internal control matters, disclosure controls, and our compliance program;

•	retains the independent registered public accounting firm to audit our financial books and records;

•	reviews the scope and results of the annual audit;

•	pre-approves all audit-related and all permissible non-audit services performed by the independent registered public accounting firm;

•	reviews the independent registered public accounting firm’s independence;

•	meets to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including our financial reporting and accounting standards;

•	has authority to engage, at the Company’s expense, independent counsel or other advisers; and

•	has set policies for hiring employees and former employees of the independent registered public accounting firm and for rotating the lead audit partner and other audit team members.

Fees paid to the independent registered public accounting firm and the Audit Committee Report appear below.

Compensation Committee

The Compensation Committee’s members are each independent under the NYSE listing standards. This Committee:

•	reviews and approves the corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer;

•	evaluates the Chief Executive Officer’s performance and, together with the Nominating and Governance Committee (which includes all other independent members of the Board of Directors), sets his compensation based on that evaluation;

•	recommends executive promotions, executive compensation, and incentive compensation and equity-based plans that are subject to Board approval to the Board of Directors for approval; and

•	administers the cash bonus plan, incentive stock plans, and pension and retirement plans.

The Compensation Committee’s Report on Executive Compensation is included below.

Nominating and Governance Committee

All of the non-employee directors on our Board of Directors are members of the Nominating and Governance Committee. The Board has determined that all members of this Committee are independent under the NYSE listing standards.

The Nominating and Governance Committee:

•	develops and monitors our corporate governance guidelines;

•	develops qualification criteria for director candidates for approval by the Board;

•	identifies and selects qualified director candidates and nominees for election;

•	oversees the Board’s self-evaluation and the Board’s executive management evaluations;

•	determines and approves the Chief Executive Officer’s compensation level with the Compensation Committee and all other independent directors;

•	administers compensation plans for non-employee directors; and

•	recommends new director compensation plans or changes to existing plans for Board approval.

ELECTION OF DIRECTORS

The Board of Directors has nominated the director candidates named on the following pages, which also provide biographies of each of the ten nominees. Each nominee for election as a director is standing for re-election except for Mr. Keller, who was appointed by the Board in 2005 to fill a newly created directorship. Mr. Keller was recommended by a non-management director. The Board recognizes the wealth of experience and knowledge as well as the significant contributions of Mr. Cline and Mr. Henderson and has waived its retirement policy, which allows non-management directors to be eligible for nomination to the Board until attaining age 70, in order to nominate these individuals for election as a director for the 2006-07 director term. The period of service shown for each director includes the period during which he or she served as a director of our predecessors, Ryerson Tull, Inc., Inland Steel Industries, Inc., Inland Steel Company, or Ryerson when it was a majority-owned subsidiary of Inland Steel Industries, Inc.

If a director nominee becomes unavailable for election, which we do not anticipate, your proxy authorizes the persons named as proxies to vote for a replacement nominee if the Board designates one, or the Board may instead reduce its membership.

The Board Recommends That You Vote FOR Each Of The Following Nominees for Election:

JAMESON A. BAXTER	Director since 1999

Mrs. Baxter, age 62, has been President of Baxter Associates, Inc., a private investment firm, since 1986. She also was Vice President and Principal of Regency Group, Inc., an investment banking firm, from 1989 to 1992. She served as Vice President of The First Boston Corporation, an investment banking firm, from 1975 to 1986, and held various other positions at The First Boston Corporation from 1965 to 1975. She is a director of Banta Corporation, where she is Chair of the Compensation Committee and a member of its Audit Committee. She also is a director of The Putnam Funds where she is Chair of the Contract Committee and a member of its Marketing Committee, Brokerage Committee, Board Policy and Nominating Committee, and Executive Committee.

RICHARD G. CLINE	Director since 1996

Mr. Cline, age 71, is Chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm, which he founded in 1996. He was also Chairman of Hussmann International, Inc., a manufacturer and service provider of merchandising and refrigeration systems for the commercial food industry, from 1998 until 2000. He served as Chairman of the Board and Chief Executive Officer of NICOR, Inc., a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping, from 1986 to 1995, and as its President and Chief Operating Officer from 1985 to 1988 and from 1990 to 1994. For the previous 22 years, he was an executive of Jewel Companies, Inc., becoming Chairman, President and Chief Executive Officer in 1984. Mr. Cline also is a director of PepsiAmericas, Inc., where he is Chair of the Management Resources and Compensation Committee and a member of its Affiliated Transactions Committee and its Governance, Finance and Nominating Committee. He also is Chairman and a trustee of Northern Institutional Funds and Northern Funds, registered investment companies. He is a past chairman of the Federal Reserve Bank of Chicago.

RUSSELL M. FLAUM	Director since 2004

Mr. Flaum, age 55, has been Executive Vice President of Illinois Tool Works, Inc., a manufacturer of engineered components and industrial systems, since 1992. He joined that company in 1975, holding various sales and marketing positions and executive positions. Mr. Flaum also is a director of Quanex Corporation, where he is a member of its Audit Committee and its Governance Committee.

JAMES A. HENDERSON	Director since 1978
Mr. Henderson, age 71, was the Chairman and Chief Executive Officer of Cummins Inc., a manufacturer of diesel engines, prior to his retirement in 1999. Mr. Henderson joined Cummins in 1964, was elected Executive Vice President in 1971, Executive Vice President and Chief Operating Officer in 1975, President and Chief Operating Officer in 1977, President and Chief Executive Officer in 1994, and Chairman and Chief Executive Officer in 1995. Mr. Henderson is also a director of AT&T Inc., at which he is chair of the Human Resources Committee and a member of the Finance/Pension Committee and the Executive Committee; International Paper Co., where he serves on the Public Policy and Environment Committee and is chair of the Governance Committee; and Nanophase Technologies Corporation, at which he is chair of the Nominating Committee and a member of the Compensation and Governance Committee.

GREGORY P. JOSEFOWICZ	Director since 1999
Mr. Josefowicz, age 53, has been Chairman, President and Chief Executive Officer of Borders Group, Inc., an operator of book superstores and mall-based bookstores, since January 2002 and President, Chief Executive Officer and a director since November 1999. He was Chief Executive Officer of the Jewel-Osco division of American Stores Company, which operates food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson’s Inc., a retail food-drug chain. At that time Mr. Josefowicz became Albertson’s President, Midwest Region. Mr. Josefowicz joined Jewel in 1974, and was elected Senior Vice President of Marketing and Advertising in 1993. Mr. Josefowicz is also a director of PETsMART, Inc., where he serves as a member of the Audit Committee.

DENNIS J. KELLER	Director since 2005
Mr. Keller, age 64, has been Chairman of the Board of DeVry Inc., a publicly held higher education company, since its 1987 inception. DeVry, through its wholly owned subsidiaries, owns DeVry University, Ross University, Deaconess College of Nursing, and Becker Professional Review. Mr. Keller co-founded Keller Graduate School of Management in 1973, and was its Chairman of the Board and Chief Executive Officer from 1973 until August 1987, when it acquired DeVry. He served as Chief Executive Officer of DeVry from 1987 until November 2002, and as Co-Chief Executive Officer of DeVry from November 2002 until July 2004. Mr. Keller also serves on the Board of Directors of Nicor Inc., at which he is Chair of the Compensation Committee.

MARTHA MILLER DE LOMBERA	Director since 2004
Sra. Miller de Lombera, age 58, retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager—Latin American North Market Development Organization. Sra. Miller de Lombera is also a director of Nationwide Financial Services, Inc. and is a member of its Finance Committee.

NEIL S. NOVICH	Director since 1994
Mr. Novich, age 51, has been our Chairman, President and Chief Executive Officer since 1999. He was our Senior Vice President from 1995 to 1996. From 1994 to 1999, Mr. Novich was President, Chief Executive Officer and Chief Operating Officer of Ryerson when it was a majority-owned subsidiary of Inland Steel Industries, Inc. Prior to joining us in 1994, Mr. Novich led the Distribution and Logistics Practice at Bain & Company, an international management consulting firm. Mr. Novich is also a director of W.W. Grainger, Inc. and is a member of its Board Affairs and Nominating Committee and its Compensation Committee.

JERRY K. PEARLMAN	Director since 1996
Mr. Pearlman, age 67, was Chairman of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in 1995. He was also Chief Executive Officer of Zenith from 1983 through 1995. Mr. Pearlman is also a director of Nanophase Technologies Corporation, where he is Chairman of the Compensation and Governance Committee and a member of the Audit and Finance Committee, and Smurfit Stone Container Corporation, where he is Chairman of the Audit Committee and a member of the Compensation Committee.

ANRÉ D. WILLIAMS	Director since 2004
Mr. Williams, age 40, is Executive Vice President—U.S. Commercial Card, American Express Company, a travel and financial services company. He has held various executive positions with American Express: Senior Vice President—U.S. Middle Market from 2000 to 2003, Vice President/General Manager—Western Region, Corporate Services from 1999 to 2000, Vice President—Acquisition and Advertising from 1996 to 1999 and Director—New Product Development from 1994 to 1996.

The Board of Directors recommends that you vote FOR the election of each of the nominees as directors.

COMPENSATION OF DIRECTORS

Directors’ Compensation Plan

Under our Directors’ Compensation Plan, our non-employee directors receive an annual base fee of $120,000 consisting of $60,000 in stock and $60,000 in cash. The non-employee directors can choose to receive all or any part of the $60,000 cash portion in whole shares of our common stock. We also pay non-employee directors $1,500 for attending a special Board meeting and $1,500 for attending a special committee meeting that is not held in connection with a regular or special Board meeting. The Chairs of the Compensation Committee and of the Nominating and Governance Committee receive an additional annual fee of $6,000; the Audit Committee Chair receives an additional fee of $10,000 per year. No fees are paid for membership on the Executive Committee. Non-employee directors are reimbursed for actual expenses incurred for attending meetings. The Chairman of the Board is not paid any of these base fees or special fees and receives no extra pay for serving as a director.

We pay the cash portion of the annual fee quarterly, prorating the quarterly payment if a director serves for part of a quarter. We pay the stock portion as restricted stock issued at the beginning of the director’s term, with a prorata portion of those shares vesting at the end of each calendar quarter. The non-employee directors receive the same cash dividends on the restricted stock as do stockholders of our common stock. If a director leaves the Board early, he or she forfeits any shares that are still restricted and have not yet vested.

The non-employee directors can choose to defer payment of all or any portion of their fees into Ryerson stock equivalents with dividend equivalents or into a deferred cash account that earns interest at the prime rate in effect at JPMorgan Chase & Co. (or its successor). We pay the deferred amounts in from one to ten installments after the director leaves the Board.

Prior to the 2004-2005 director term, we paid a portion of the annual base fee in stock options awarded to each non-employee director. The option exercise price equaled the fair market value of our common stock on the grant date. The options vested 50% on the six-month anniversary of the grant date and 100% one year from date of grant. They expire no later than 10 years after the date of grant.

A total of 461,000 shares of our common stock are reserved for issuance under the Directors’ Compensation Plan, with a total of 88,565 available for grant under the Plan.

Directors’ Stock Ownership Guidelines

Our Nominating and Governance Committee has established Stock Ownership Guidelines for independent and non-employee directors that require each director to hold an amount of our common stock equal to the annual base fee, currently $120,000. Under the Guidelines, directors are not allowed to sell any shares received as part of their directors’ fees until they achieve the required ownership level, which level they must maintain during their service as directors. All directors have met or surpassed the Guidelines’ requirements except one who joined the Board in late 2005, who is in process of acquiring shares.

Insurance

We pay the premiums on a business accident insurance policy insuring each director for up to $500,000. We maintain directors’ and officers’ insurance coverage for the directors, executives and the Company. The Company also has entered into an indemnification agreement with each director to preserve the maximum protections provided by state corporation law and our By-Laws and to provide assurance to directors and officers regarding future rights to indemnification.

AUDITOR MATTERS

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, reviews of our quarterly financial statements and audit of management’s assessment of and the effectiveness of our internal control over financial reporting were $3.55 million for 2005 and $2.34 million for 2004. The 2005 and 2004 fees include fees associated with Section 404 of the Sarbanes-Oxley Act of 2002. Fees for 2005 reflect the impact of audit work associated with Integris Metals, Inc., which the Company purchased on January 4, 2005.

Audit-Related Fees

The aggregate fees billed for each of the last two fiscal years for assurance and related services by PricewaterhouseCoopers LLC were $0.32 million in 2005 and $0.41 million in 2004 for employee benefit plan audits and filings, financial compliance verification and SEC registration statement filings related to our financing transactions, review of SEC comment letters and other compliance-related matters.

Tax Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and preparation, including assistance with requests for change in tax accounting methods with the Internal Revenue Service, expediting tax refund claims, and providing support for the preparation of tax returns, were $0.13 million in 2005 and $0.06 million in 2004.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described in the three preceding paragraphs were $1,500 in 2005 for research material and $5,890 in 2004 for state sales and use tax recovery audits.

Pre-approval Policies

The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee has established pre-approval policies and procedures. Permissible non-audit services are services allowed under SEC regulations. The Audit Committee may pre-approve certain specific categories of permissible non-audit services up to an annual budgeted dollar limit. If any permissible non-audit services do not fall within a pre-approved category or exceed the approved fees or budgeted amount, the services and the additional fees have to be pre-approved by the Audit Committee on a project-by-project basis. The Committee also has delegated authority to its Chair to approve these services; the Chair reports these approvals to the Committee at the next scheduled meeting. The Audit Committee or its Chair approved all services provided by PricewaterhouseCoopers LLP described above under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees.” No required pre-approvals were waived or approved after the services commenced. Before approving the services described under “Tax Fees” and “All Other Fees” above, the Audit Committee reviewed whether the independent registered public accounting firm could provide those services and maintain its independence.

Other Policies

The Audit Committee has adopted policies to assure the independence of our independent registered public accounting firm, including policies on employment of audit firm employees and audit partner rotation.

AUDIT COMMITTEE REPORT

We review the Company’s financial reporting process on behalf of the Board of Directors. Management has the responsibility to determine whether the Company’s financial statements are complete and accurate, and to assess whether the financial statements are presented in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for planning and conducting audits to determine whether the Company’s financial statements are fairly stated in accordance with generally accepted accounting principles.

We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005, with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2005.

We have discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380) as modified or supplemented.

We have received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as modified or supplemented, and have discussed with PwC its independence from the Company and management.

Based on the reviews and discussions referred to above, and in reliance upon the opinions, information, reports or statements presented us by management, the Company’s internal auditors and PwC, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

We have appointed PwC to audit the Company’s financial statements for 2006.

Gregory P. Josefowicz, Chairman

Jameson A. Baxter

Richard G. Cline

Dennis J. Keller

Anré D. Williams

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to audit the Company’s financial statements for 2006. We are asking you to ratify that appointment.

Proxies will be voted for the ratification of appointment of PwC as the Company’s independent registered public accounting firm for 2006, unless the proxy indicates a contrary choice. Any proxy indicating a contrary choice will be voted as directed. PwC representatives will be present at the Annual Meeting and may make a statement if PwC would like to do so. They will also be available to respond to appropriate questions.

The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of PwC will not be affected by the outcome of the vote. However, the Audit Committee will consider the voting results when selecting the Company’s independent registered public accounting firm for 2007.

The Board of Directors unanimously recommends a vote FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows how many shares of Ryerson common stock each non-employee director, each executive named in the Summary Compensation Table, and our directors and executives as a group owned on March 1, 2006.

None of the directors or executives owned any Series A Preferred Stock. Ownership means the right to direct the voting or the sale of the shares, even if those rights are shared with someone else as indicated in the footnotes to the table.

Name of Beneficial owner	Number of Shares or Amount of Securities Owned(1)		Percent of Class
Directors(2)
Jameson A. Baxter	60,391	(2)	*
Richard G. Cline	25,009	(3)	*
Russell M. Flaum	7,234	(4)	*
James A. Henderson	45,266	(2)	*
Gregory P. Josefowicz	39,025	(2)	*
Dennis J. Keller	1,086	(5)
Martha Miller de Lombera	10,706	(6)	*
Neil S. Novich	873,937	(7)	3.1%
Jerry K. Pearlman	68,368	(8)	*
Anré D. Williams	11,370	(4)	*

Named Executives
Jay M. Gratz	360,167	(9)	1.4%
Gary J. Niederpruem	321,182	(10)	1.2%
James M. Delaney	104,899	(11)	*
Stephen E. Makarewicz	165,401	(12)	*
All Directors and Executives as a Group	2,586,158	(13)	9.1%

(1)	Includes shares credited to individual accounts in the Ryerson Savings Plan. Shares reported as “subject to option” are subject to stock options exercisable on or prior to April 30, 2006.
(2)	Includes 19,590 shares subject to option and 1,930 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(3)	Includes 1,870 shares subject to option and 1,930 shares payable under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(4)	Includes 1,930 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(5)	Including 868 shares deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(6)	Includes 800 shares subject to option and 1,930 shares payable under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(7)	Includes 815,978 shares subject to option and 15,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(8)	Includes 14,490 shares subject to option and 1,930 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(9)	Includes 325,500 shares subject to option, 8,490 shares held in trust for family members, and 16,700 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(10)	Includes 300,816 shares subject to option and 5,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(11)	Includes 99,037 shares subject to option and 3,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(12)	Includes 160,316 shares subject to option.
(13)	Includes 2,251,502 shares subject to option, 8,765 shares held by members of executives’ families and 54,678 shares subject to forfeiture.
*	Less than 1.0%

In addition to the stock owned by our executives and reported above, our executives own phantom stock units in the Ryerson Nonqualified Savings Plan. The table below shows how many phantom stock units executives named in the Summary Compensation Table and executives as a group owned in their accounts in that Plan on March 1, 2006.

Participant	Number of Phantom Stock Units Held for Participant’s Account
Neil S. Novich	34,454.18
Jay M. Gratz	23,900.68
Gary J. Niederpruem	11,704.98
James M. Delaney	2,967.13
Stephen E. Makarewicz	4,081.62
Executives as a Group	82,986.64

This Plan is an unfunded supplemental benefit plan. Our employees who make the maximum annual 401(k) Plan contributions allowed by the Internal Revenue Code can choose to make additional contributions of their base salary to this plan, and to receive a credit for Company matching contributions. This plan’s participants choose whether to have their deferral accounts credited with interest at the rate earned by a specific investment fund in our 401(k) plan, or to have all or a portion of this deferred compensation accounted for as phantom stock units, adjusted to reflect gains, losses and dividend equivalents on an equivalent number of shares of our common stock. The accounts are payable only after termination of employment and only in cash. This plan is not funded and has no Company or employee assets set aside for it, so employees’ accounts are subject to the claims of the Company’s creditors if the Company becomes insolvent or files for bankruptcy.

Stock Ownership Guidelines

The Company encourages directors and executives to own Company stock. Our Nominating and Governance Committee has established Stock Ownership Guidelines for independent and non-employee directors that require them to hold an amount of our common stock equal to the $120,000 annual base fee. Under the Guidelines, directors are not allowed to sell the stock portion of their annual base fee until at least until achieving the required ownership level.

The Compensation Committee has set Stock Ownership Guidelines for our executives. The executives named in the Summary Compensation Table below and other senior Company executives are required to own shares valued at a specified multiple of annual base salary. Until the specified ownership levels are achieved, our executives must retain specified percentages of earned performance shares, exercised options, and other incentive stock awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Ryerson’s directors, executives, and 10% stockholders file with the SEC reports concerning their ownership and changes in their ownership of Ryerson’s equity securities. Based on a review of copies of these reports filed in 2005 and the representations of the reporting individuals, the Company believes that these filing requirements were met during the year except that one late Form 4 reporting three transactions was filed on behalf of Mr. Delaney.

ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

This table shows how much Company stock is owned by holders known to us to beneficially own more than 5% of our common stock, as of December 31, 2005. For this table, beneficial ownership means the right to direct the voting or sale of shares, even if those rights are shared with others.

Name and Address of Beneficial Owner	Number of Shares or Amount of Securities Owned		Percent of Class
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	2,466,686	(1)	9.55%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,750,000	(2)	6.77%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,590,962	(3)	6.16%

Joseph H. Moss 3350 Riverwood Parkway Suite 1900 Atlanta, GA 30339	1,400,000	(4)	5.42%

David A. Rocker Rocker Partners, L.P. 374 Millburn Avenue Suite 205E Millburn, NJ 07041	1,507,385	(5)	5.83%

(1)	Reported sole voting and dispositive power. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.
(2)	FMR Corp., on behalf of itself, Fidelity Management & Research Company, the Fidelity Low Priced Stock Fund, and Edward C. Johnson 3rd reported that each has sole dispositive power of 1,750,000 shares.
(3)	Reported sole voting power of 1,322,902 shares and sole dispositive power of 1,590,962 shares.
(4)	Reported sole voting and dispositive power.
(5)	Reported sole voting and dispositive power, through his position as sole managing partner of Rocker Partners, L.P., a New York limited partnership that holds 864,972 shares, and as the president of Rocker Offshore Management Company, Inc., the investment adviser to Compass Holdings, Ltd., a corporation organized under the International Business Companies Ordinance of the British Virgin Islands, which owns 642,413 shares.

Certain persons were also known to us to have beneficial ownership of more than 5% of the outstanding shares of Series A $2.40 Cumulative Convertible Preferred Stock. These shares vote together with our common stock without regard to class on the matters expected to be voted upon at the Annual Meeting. None of the owners of Series A Preferred Stock own shares of Series A Preferred Stock having more than 1% of the combined voting power of our outstanding voting stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following chart compares the cumulative total stockholder return on our common stock for the five-year period ended December 31, 2005, with the cumulative total return of the Standard and Poor’s Small Cap 600 Index and to a peer group of metals distributors. The comparison in the chart assumes the investment of $100 on December 31, 2000. Cumulative total stockholder return means share price increases or decreases plus dividends paid, with the dividends reinvested in our common stock.

Because there is no nationally recognized industry index consisting of metals distributors to use as a peer group index, we constructed our own peer group. It consists of five other public companies in the metals distribution industry: A.M. Castle & Co., Friedman Industries Incorporated, Olympic Steel, Inc., Reliance Steel & Aluminum Co., and Steel Technologies Inc.

THE COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

Background

All members of the Compensation Committee are independent non-employee directors under the NYSE listing standards. We do not participate in any of the compensation plans we administer. Our responsibilities, as expressed in our Compensation Committee Charter, include executive compensation, so we:

•	review and approve the corporate goals and objectives related to compensation for all executives, including the Chief Executive Officer;

•	evaluate the Chief Executive Officer’s performance against those goals and objectives, and, together with the Nominating and Governance Committee and all other independent members of the Board of Directors, determine and approve the Chief Executive Officer’s compensation based on our evaluation; and

•	for all other executives, recommend compensation to the Board of Directors for the Board’s approval.

Our committee charter, which sets out all of our duties and responsibilities, is summarized above under “COMMITTEES OF THE BOARD OF DIRECTORS—Compensation Committee.”

We use the services of an independent external compensation and benefits consultant to keep us up-to-date on compensation trends and issues, to help structure the Company’s compensation programs, to provide market survey data on how comparable companies pay compensation and to help set compensation design and pay levels for the Company’s executives. We meet with the consultant at our regularly scheduled meetings and in executive session after those meetings. The consultant gathers market survey data from a comparison group of general industrial companies (excluding utility and financial companies) with median sales comparable to those of the Company. For 2005 compensation purposes, we expanded our review of market survey data to include a second group of general industrial companies (excluding utility and financial companies) with a higher level of median sales, to reflect the increase in the Company’s sales due to its acquisition of Integris Metals, Inc. on January 4, 2005. The acquisition substantially increased the Company’s sales from $3.3 billion in 2004 to $5.8 billion in 2005. These reviews helped us to assess the market competitiveness of the Company’s compensation programs.

The comparison groups of general industrial companies are representative of the types of major companies with which the Company competes for executive talent. This competitive market for executive talent is not necessarily the same companies used to benchmark the Company’s industry or sector performance, so the companies used for compensation comparison purposes are not those utilized in the industry indices appearing in the performance graph of the total stockholder return on the Company’s common stock that precedes this Report.

Compensation Philosophy

Our objectives for the Company’s executive compensation program are to emphasize pay for performance and to create long-term value for stockholders, with the overriding goal of achieving strong business performance over long-term business cycles.

Our basic tools to achieve those objectives are the three main components of the Company’s executive compensation system: base salary, short-term cash incentives, and long-term stock incentives. We link short-term incentive pay targets directly to the Company’s annual financial performance and link long-term stock incentives to creation of long-term stockholder value. Short-term and long-term incentive pay represents at least half of total compensation opportunity for the executives named in the Summary Compensation Table and increases from that proportion for the executive vice presidents and Chief Executive Officer. We use financial performance measures related to the Company’s profitability and to stockholder return to set incentive pay performance targets, which are described below under the headings “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

We generally compare and target each compensation element, plus overall total compensation opportunity, to the median of the market range for these factors among the general industrial companies in the market survey group, to keep the Company’s executive compensation competitive. In reviewing the two comparison groups of general industrial companies, we noted that the group with higher median sales had higher compensation levels, indicative of the increased complexity in managing larger companies. We determined to migrate compensation levels at the Company to the median of the market range for these larger companies over a two to three year period, to allow us to evaluate the performance of the Company’s executive officers in integrating Integris Metals, Inc., acquired in January 2005, and in managing the substantially larger organization.

Compensation Tally

We intend to compensate the Company’s executives, including the executives named in the Summary Compensation Table, through programs tied directly to the Company’s financial performance, to stockholder return, and to individual factors. We intend total compensation opportunity to generally fall at the median of total compensation opportunity for executives in the comparison group of general industrial companies as discussed above, but also consider the comparability of job responsibilities between each of our executives and similar positions in the comparison group, the executive’s experience and background, individual performance, Company performance relative to its competitors, and internal equity. For each executive officer, including the executive officers named in the Summary Compensation Table, we review on an annual or more frequent basis: the dollar value of total compensation opportunity; the dollar value of the compensation components realized by each executive officer in the prior year; and the potential range of dollar values of compensation components proposed for the current year relative (i) to the Company’s prior year’s financial performance, (ii) to the Company’s financial plan, (iii) to stockholder return, and (iv) to total cost to stockholders. The dollar valuations we reviewed in 2005 and 2006 cover the specific compensation components for each executive of: salary; short-term cash bonuses (including potential payouts at target, minimum and maximum); and long-term incentive performance stock unit awards and other proposed equity awards (including grant-date value, potential payouts at target, minimum and maximum). We review and approve in advance all change-in-control agreements to be made with any employee and all employment, severance or similar arrangements to be made with any senior executive.

At least annually, we review the aggregate cost to the Company of all employee salary increases, short- and long-term incentive programs, health and welfare benefits, non-pension retirement benefits and pension benefits, the pension plan’s funded status, the pension plan’s investment strategy and investment performance, and the types and value of executive perquisites received by the executive officers named in the Summary Compensation Table. We periodically review the potential cost of the Company’s change-in-control severance agreements. We also established the Company’s executive stock ownership guidelines and monitor compliance with them.

Base Salaries

We review base salaries of executives annually. We consider factors such as the competitive market, the Company’s financial performance, individual performance, experience, internal equity, potential, retention concerns and the desired pay mix. We meet regularly with Mr. Novich, the Company’s Chief Executive Officer, in executive session to discuss compensation decisions and to review and evaluate his performance and compensation. We and the other independent directors increased Mr. Novich’s base salary to $750,000 in January 2005, due to the Company’s 2004 financial turnaround, its strong financial performance, the acquisition and integration of acquired companies, and competitive market factors. In January 2006, we increased Mr. Novich’s base salary to $825,000 in recognition of the successful completion of the Integris Metals acquisition in January 2005, of the progress in integrating Integris Metals, and of the substantially increased size and complexity of Ryerson post-acquisition.

Short-Term Incentive Compensation

The Company’s short-term incentive compensation consists of a cash bonus paid annually, provided that specific performance targets have been met, under the Ryerson Annual Incentive Plan. These cash bonuses are calculated by multiplying (1) the individual employee’s annual base salary, by (2) a specified percentage of that individual’s base salary, by (3) the extent to which corporate and (or) business unit performance measures are met for the year. We generally utilize performance measures that are objective and mathematically calculated rather than subjective or discretionary measures to pay cash bonuses.

We generally set the annual corporate or business unit performance goals based on adjusted operating profit divided by operating assets, or “OROOA,” as the performance measure of Company financial performance. We selected OROOA because it balances revenue growth with profitability, expense management and asset management. We set a threshold OROOA (or minimum) that must be achieved before any cash bonuses are paid; 30% of the target cash bonus is payable when threshold OROOA is attained. We set a higher OROOA as the attainment target for payout of 100% of the potential cash bonus. If the OROOA target is exceeded, cash bonuses increase to a maximum of two times the 100% payout.

In the first quarter of 2005, we established an overall Company OROOA target and set specific OROOA targets for the business units (except as described below). Incentive awards for executives in charge of a business unit are based primarily on the performance of the individual unit; certain of the executives named in the Summary Compensation Table have responsibilities at the corporate level with additional responsibilities for individual business units, in which instances those executives have a portion of their short-term cash bonus target tied to overall Company OROOA and the remainder to one or more business units. Mr. Gratz, who heads the Coil Processing Division and the Company’s international initiatives in addition to his role of Chief Financial Officer, has a portion of his short term incentive tied to overall Company OROOA and the remainder tied to the OROOA of the Coil Processing Division and international business. The Company and the business units each attained in excess of 100% of the established OROOA target and, as a result, cash bonuses were paid to each executive named in the “Summary Compensation Table.”

In first quarter 2006, we established new OROOA targets for each of the Company and its business units based on OROOA, except for the national sales business unit reporting to Mr. Delaney, for which the performance measures approved are based on marginal income and revenue growth.

Long-Term Incentive Compensation

We make stock awards and grants under the Ryerson 2002 Incentive Stock Plan to motivate creating long-term value for our stockholders. The long-term incentive program focuses executives on strategic goals for the business and balances the short-term incentive program, which focuses executives on immediate business objectives. Using stock in the long-term incentive program helps align executives’ interests with those of our stockholders, as both our stockholders and executives benefit from increased value of our stock. Long-term stock awards also are useful in recruiting and retaining executives.

Stock grants and awards may consist of stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations of these. No dividend equivalents accrue or are paid on stock options, stock appreciation rights or performance awards. Holders of restricted stock awards have the right to vote the restricted shares and to receive dividends on these until the shares are forfeited, unless we provide otherwise at the time of the awards.

In 2004, we moved to a program of granting performance stock unit awards payable only if return on net assets (“RONA”) over a four-year performance period achieves targeted levels. We believe that the design of these performance stock unit awards, tying payment to achieving stockholder return measures such as RONA, are effective in aligning executive long-term incentives to stockholder interests.

Each annual grant of performance stock unit awards has a four calendar year performance period. For these awards, we establish specific RONA targets measured against the Company’s adjusted net earnings. We set a threshold (or minimum) RONA target that must be achieved before any awards become payable; no stock units are paid unless the Company achieves the threshold level of RONA. 30% of the stock units become payable if the Company achieves threshold RONA. At target RONA, 100% of the stock units become payable. If RONA exceeds target, additional stock units are payable up to a maximum of two times the number of stock units underlying the initial award, subject to an additional total economic value limit. The total economic value limit reduces the number of stock units payable (but not below the number of stock units initially awarded) and is computed by multiplying the number of stock units underlying the initial award by, for the 2005 and 2006 awards, the average price of Company Common Stock (excluding the highest and lowest prices) for the 12 calendar months prior to the grant date, respectively, $14.19 and $17.35. To the extent earned, the 2005 awards will be payable in cash or stock, while the 2006 awards will be payable up to 50% in shares and the remainder in cash. The latter change helps us to conserve shares used in the 2002 Incentive Stock Plan. No dividends are paid or accrued on the unearned shares under these performance awards. The 2005 performance unit awards to the executives named in the Summary Compensation Table totaled 286,000 shares, as follows: Mr. Novich, 148,000 shares; Mr. Gratz and Mr. Niederpruem, 53,000 shares each; Mr. Makarewicz, 17,000 shares; and Mr. Delaney, 15,000 shares. The 2006 performance unit awards to the executives named in the Summary Compensation Table totaled 292,000 shares, as follows: Mr. Novich, 150,000 shares; Mr. Gratz and Mr. Niederpruem, 54,000 shares each; Mr. Makarewicz, 18,000 shares; and Mr. Delaney, 16,000 shares.

Executives who earn performance awards can choose between receiving payment currently in shares or cash, or deferring payment of cash or shares until terminating employment. During the deferral period, deferred payments are denominated as common stock units and credited with dividend equivalents, which are converted into additional stock units.

Special Awards

We made special awards in 2005 and in 2006 to recognize executives for outstanding achievements in acquisitions and other strategic programs in 2004 and for special achievement in integrating certain business functions in 2005. Awards to executives named in the Summary Compensation Table consisted primarily of restricted stock awards vesting in three years under the 2002 Incentive Stock Plan (subject to forfeiture if employment terminates prior to the end of the restriction period). Use of restricted stock awards encourages retention of executives while rewarding outstanding achievement by delivery of value. The 2005 awards to executives named in the Summary Compensation Table totaled 36,700 restricted shares as follows: Mr. Novich, 15,000 shares; Mr. Gratz, 16,700 shares; and Mr. Niederpruem, 5,000 shares. Mr. Gratz also received a special cash bonus of $127,500 included in the “Bonus” column in the Summary Compensation Table. In 2006, one award of 3,000 restricted shares was made to an executive named in the Summary Compensation Table, Mr. Delaney.

Stock Ownership Guidelines

We encourage executive ownership of Company stock through incentive stock plan awards. We have also established target stock ownership levels for executives named in the Summary Compensation Table and other senior executives of the Company. We require these executives to own shares valued at a specified multiple of annual base salary. Until the applicable ownership levels are achieved, our executives must retain a specified percentage of earned performance shares, exercised options, and other incentive stock awards.

Other Benefits

Most benefits provided to our executives, including the savings plan, medical/dental/vision benefits, life insurance, relocation services and accrued pension benefits, are provided under plans in which the majority of Company salaried employees also participate. (See “Executive Compensation—Pension Benefits” for a description of benefits under the pension and supplemental plans.) Key management personnel, as well as executives, may also hold employment or change-in-control agreements. The Company maintains directors’ and officers’ insurance coverage for its executive officers, including the executives named in the Summary Compensation Table, and has entered into an indemnification agreement with each of its executive officers (including the executives named in the Table) to preserve the maximum indemnification protections provided by state corporation law and our By-Laws and to provide assurance to executive officers regarding future rights to indemnification. The Company pays premiums on a business accident insurance policy insuring Mr. Novich, Mr. Gratz and Mr. Niederpruem for up to $500,000.

The Company provides a limited array of perquisites to executive officers and to other of its executives under employment agreements, including leased automobiles and one club membership per individual. Executive officers, on the same terms as other employees with similar benefits, may have supplemental income through taxable reimbursements for personal use of leased automobiles and club memberships, for life insurance coverage exceeding $50,000, and for certain relocation expenses. In addition, executive officers may have limited supplemental income via taxable reimbursements for financial planning and tax preparation services, which are intended to assist officers in obtaining the highest value from their compensation package.

Tax Considerations

Federal income tax law limits the amount the Company can deduct for compensation paid to the Chief Executive Officer and four most other highly paid executives to $1 million per year, but allows performance-based compensation that meets Internal Revenue Service requirements to be deducted regardless of this limit.

Generally, we intend to structure executive compensation so that the Company can deduct compensation payments for income tax purposes, but from time to time we may approve non-deductible compensation payments to achieve specific corporate objectives, after considering the financial effects on the Company and what we believe to be the best interests of the Company and our stockholders. For example, in 2005 we made special awards consisting of restricted stock that vests in three years to certain executive officers, including Mr. Novich, Mr. Gratz, and Mr. Niederpruem, and in 2006 we made one such special award of restricted shares to Mr. Delaney. These awards are not “performance-based compensation” under the IRS rules for purposes of the Section 162m deduction. We believe the Company will be able to deduct these awards from its federal income tax, except for a portion of Mr. Novich’s 2005 award, when the awards vest in 2008 and in 2009.

For performance-based compensation to be deductible, the Internal Revenue Service requires stockholders to approve the performance measures and limits on performance-based compensation in company plans. In past years, our stockholders have approved these performance features for the short-term and long-terms incentive plans, so that the Company could deduct the related compensation expenses from its federal income tax. In this proxy statement, we are again asking our stockholders to approve performance measures and amended limits on performance-based awards for the Ryerson 2002 Incentive Stock Plan, so that the Company can continue to deduct performance-based compensation paid under this Plan.

Jerry K. Pearlman, Chairman

James A. Henderson

Russell M. Flaum

Martha Miller de Lombera

EXECUTIVE COMPENSATION

The following table shows compensation of our Chief Executive Officer and other four most highly paid executives. The table includes compensation paid by us and our subsidiaries.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Comp(1)		Restricted Stock Awards(2)	Securities Underlying Stock Options(3)	All Other Comp(4)
Neil S. Novich Chairman, Director, President and Chief Executive Officer	2005 2004 2003	$738,357 641,491 570,539	$1,132,500 1,250,000 0	$	— — —	$217,950 0 0	0 0 385,000	$96,550 46,748 22,818

Jay M. Gratz Executive Vice President and Chief Financial Officer; and President—Ryerson Coil Processing	2005 2004 2003	$470,707 450,031 420,349	$556,771 382,969 172,041	$	— — —	$239,745 0 0	0 0 148,000	$47,603 38,450 16,814

Gary J. Niederpruem Executive Vice President	2005 2004 2003	$467,102 401,594 374,887	$507,395 510,937 0	$	— — —	$72,650 0 0	0 0 148,000	$51,649 29,268 14,996

Stephen E. Makarewicz President—Ryerson South	2005 2004 2003	$277,533 266,344 248,845	$284,900 258,000 53,360	$	— — —	$0 0 0	0 0 50,000	$29,160 18,712 9,964

James M. Delaney President—Customer Solutions	2005 2004 2003	$261,520 261,201 244,511	$218,422 251,786 12,005	$	— — —	$0 0 0	0 0 50,000	$27,365 19,423 9,773

(1)	Other annual compensation includes perquisites and other personal benefits, securities or property, unless the aggregate of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus shown for the named executive officer. The value of perquisites provided by the Company is below these levels. The Company does not currently provide any of the following types of compensation that are also reportable as “other annual compensation” in the Summary Compensation Table: (a) above-market or preferential earnings on restricted stock, options, SARs or deferred compensation paid during the fiscal year or payable but deferred at the election of the named executive officer, (b) earnings on long-term incentive plan compensation paid during the fiscal year or payable during that period but deferred at the election of the named executive officer, (c) amounts reimbursed during the fiscal year to pay taxes, and (d) the dollar value of the difference between the price paid by a named executive officer for any security purchased from the Company or its subsidiaries and the fair market value of such security at the date of purchase.
(2)	The dollar value of these awards of restricted stock is calculated by the closing market price of the Company’s unrestricted stock on the date of grant ($14.44 for the 2005 grants) by the number of shares awarded. All restricted share awards will vest 100% after three years from the date of grant. Dividends are paid on all restricted stock awards. The number and value of aggregate restricted stock holdings on December 31, 2005 (calculated using the closing market price of $24.32 for the Company’s unrestricted shares on December 30, 2005) were respectively: Mr. Novich, 15,000 shares and $364,800; Mr. Gratz, 16,700 shares and $406,144; and Mr. Niederpruem, 5,000 shares and $121,600.
(3)	Awards consist of options to purchase our common stock.
(4)

Amounts represent the value of vested employer contributions and allocations to the Company’s qualified savings plans and its unfunded supplemental savings plan. For the qualified savings plan, the Company matches up to 4% of a participant’s ongoing contributions to the plan, makes an annual partnership contribution of 2% of a participant’s annual base salary, and, based on the Company’s financial performance, may make an annual performance contribution of 0–10% of a participant’s annual base salary. For the nonqualified supplemental savings plan, which is not funded, the Company credits the participant’s accounts with identical Company matching contributions and direct Company contributions. For the executive officers named in the Summary Compensation Table, 2005 Company contributions or credits to these plans were as follows:

	Mr. Novich	Mr. Gratz	Mr. Niederpruem	Mr. Makarewicz	Mr. Delaney
2005
Qualified Savings Plan Contributions
Ongoing Match	$10,704	$8,402	$8,402	$8,408	$8,408
2% Partnership Contribution	4,200	4,200	4,200	4,200	4,200
Performance Contribution	2,877	1,898	2,877	2,877	2,877
Nonqualified Savings Plan Credits
Ongoing Match	18,839	10,432	10,287	2,704	1,659
2% Partnership Contribution	35,567	12,874	15,361	6,511	6,066
Performance Contribution	24,363	9,797	10,522	4,460	4,155

Individual Option Grants in 2005

No grants of options were made during the last fiscal year to the executives named in the Summary Compensation Table.

Aggregated Option Exercises and Year-End Option Values

The following table presents option exercises during 2005, the number of shares underlying the options held at the end of 2005 by the executives named in the Summary Compensation Table and the value of their holdings, based on the December 31, 2005 closing price of $24.32 for our common stock.

Name	Number of Shares Acquired on Exercise	$ Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End (Exercisable/Unexercisable)	$ Value of Unexercised In-The-Money Options at Fiscal Year-End (Exercisable/Unexercisable)
Neil S. Novich	134,841	$1,752,268	770,920 / 127,050	$7,946,772 / 2,247,515
Jay M. Gratz	45,000	584,787	291,660 / 48,840	3,380,664 / 863,980
Gary J. Niederpruem	49,647	645,176	280,950 / 48,840	3,049,610 / 863,980
Stephen E. Makarewicz	0	0	143,816 / 16,500	1,373,726 / 291,885
James M. Delaney	14,710	218,885	89,574 / 16,500	1,028,519 / 291,885

Long-Term Incentive Plans—Awards in Last Fiscal Year

In 2005, the Compensation Committee granted performance stock unit awards payable only if we achieve specified targets for return on net assets over the four-year period. Earned awards can be paid in shares or cash or deferred until termination of employment, as the award holder may elect. Amounts equal to dividends otherwise payable on earned and deferred performance shares and stock units are converted into additional stock units, as applicable, for payment in proportion to the number of original shares earned.

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units Or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold %(1)	Target %	Maximum ($ or %)(2)
Neil S. Novich	148,000	1/1/05 to 12/31/08	30%	100%	$4,200,240 / 200%
Jay M. Gratz	53,000	1/1/05 to 12/31/08	30%	100%	$1,504,140 / 200%
Gary J. Niederpruem	53,000	1/1/05 to 12/31/08	30%	100%	$1,504,140 / 200%
Stephen E. Makarewicz	17,000	1/1/05 to 12/31/08	30%	100%	$482,460 / 200%
James M. Delaney	15,000	1/1/05 to 12/31/08	30%	100%	$425,700 / 200%

(1)	If the Company does not achieve the specified threshold for return on net assets, no shares or cash will be paid.
(2)	The maximum number of performance stock units earned is capped at the lesser of (a) 200% of stock units awarded and (b) the maximum dollar value expressed in this column, but in no event less than 100% of the stock units initially awarded.

Pension Benefits

Pension benefits for the executive officers named in the Summary Compensation Table, corporate staff and our salaried employees employed by subsidiary Joseph T. Ryerson and Son, Inc. were frozen effective December 31, 1997, except for salaried employees who met specific transition rules for age and service. The individuals in the transition group continued to accrue pension benefits until the earlier of their retirement or December 31, 2002 but did not receive a portion of Company-paid contributions to employee accounts in the Ryerson Savings Plan, which is a 401(k) plan. Salaried employees hired after 1997 are not eligible for pension benefits.

We froze pension benefits for our other salaried employees at our other subsidiaries on similar terms at various times between 2002 and 2005. None of our Company’s executive officers participated in these frozen programs.

The Internal Revenue Code imposes annual limits on contributions to and benefits payable from the Company’s pension plan and its 401(k) plan. The Company’s unfunded non-contributory supplemental pension plan provides benefits to highly compensated employees in excess of those limits, that is, it pays the difference between the amount the employee actually receives from the qualified pension plan and the amounts the employee would receive if the IRS contribution and benefits limits did not apply. The participants in the supplemental pension plan stopped accruing pension benefits in this supplemental plan at the same time their pension benefit service was frozen under the pension plan discussed above. The supplemental pension plan allows us to pay the benefits under this plan in a lump sum at retirement, in installments, or by purchasing an annuity (and paying a tax gross-up to the participant) if the plan participant is age 55 or older, has at least five years of service, and earned annual compensation exceeding $200,000. No annuities were established in 2005, and no annuities have been established for any Company executive officer, including the executives named in the Summary Compensation Table.

The estimated annual pension benefit, payable under both the pension plan and the supplemental pension plan on a straight life annuity basis, to the executives named in the Summary Compensation Table, if they retire at age 65, is as follows:

Estimated Total Annual Pension Benefit at Age 65 Under Pension Plan and Supplemental Pension Plan
Mr. Novich	$41,700
Mr. Gratz	102,500
Mr. Niederpruem	181,000
Mr. Makarewicz	90,100
Mr. Delaney	44,600

If an employee retires before age 65, the benefit is reduced. The actual benefit paid is reduced further by a portion of the employee’s Social Security earnings.

If a change in control (as defined in the applicable plan) occurs, all benefits accrued under the pension plan and the supplemental pension plan are fully and irrevocably vested and distributable to participants as specified in the applicable plan. If the pension plan is terminated or accruals under it substantially reduced within three years following the change in control, the pension plan’s assets will be used: first, to provide retiree medical benefits; and then, to increase retirement benefits to affected participants on a pro rata basis. Special rules also apply if, after a change in control, the pension plan is merged with another plan or if its assets are transferred to another plan. This distribution would occur within three years of a change in control. There are also limits on amendments to the pension plan during this three-year period.

Supplemental Savings Plan

The Company’s nonqualified unfunded supplemental savings plan allows highly compensated employees who make the maximum annual 401(k) contributions allowed by the Internal Revenue Code to the savings plan to make additional contributions of their base salary exceeding the IRS-allowed limits to the nonqualified supplemental savings plan and to receive the same level of benefits (including a credit for Company matching contributions) they would have received if those IRS limits did not exist. For both the 401(k) plan and the nonqualified supplemental savings plan, the Company matches up to 4% of base annual salary deferred by a participant, makes an annual contribution equal to 2% of the prior year’s salary earnings, and, depending on the Company’s financial performance, may make an annual variable match of 0% to 10% of the prior year’s salary earnings. The nonqualified supplemental savings plan allows deferred amounts to be credited with interest at the rate paid by the qualified savings plan’s most restrictive fund, the Managed Income Portfolio Fund II (or successor fund), or to be accounted for as phantom stock units, adjusted to reflect gains, losses and dividend equivalents on each date that the Company pays a cash dividend on its common stock. Phantom stock units are not actual stock but are obligations of the Company to make subsequent payments to participants in an amount determined by the fair market value of the Company’s stock at the time of payment.

The aggregate cash amounts or phantom stock units accumulated by the executive officers named in the Summary Compensation Chart under the nonfunded supplementary savings plan as of December 31, 2005 are:

	Cash Credited to Participant’s Account at December 31, 2005 (1)	Number of Phantom Stock Units Held for Participant’s Account at December 31, 2005	Value of Phantom Stock Units at December 31, 2005 (2)
Mr. Novich	$16,255.75	33,869.8911	$823,715.74
Mr. Gratz	10,295.64	23,861.8375	580,319.87
Mr. Niederpruem	10,295,64	11,351.3576	276,065.00
Mr. Makarewicz	9,470.16	3,766.9210	91,611.18
Mr. Delaney	5,662.50	2,962.3109	72,043.40

(1)	For those individuals choosing to invest in the Company’s phantom stock units in the Nonqualified Savings Plan, the participants’ cash deferrals credited to this Plan are treated as converted to phantom shares four times each year, on February 1, May 1, August 1 and November 1.
(2)	Based on the December 31, 2005 closing price of the Company’s common stock of $24.32 as reported in the New York Stock Exchange Composite Transactions. The value of the phantom stock units varies, as the value is adjusted to reflect gains, losses and dividends on an equivalent number of shares of our common stock.

Change in Control, Employment Agreements and Other Benefits

Change in Control—Incentive Stock Plan Provisions

If a change in control of the Company occurs, our incentive stock plans specify that the value of all outstanding stock options, stock appreciation rights, and restricted stock awards (whether or not these stock awards are fully exercisable or vested) will be settled on the basis of the “change in control price” on the date of the change in control (defined in a manner substantially similar to the definition under the heading “Change in Control Agreements” below). All outstanding performance awards will be cashed out on the basis of the change in control price in the manner and amounts determined by the Compensation Committee. There are exceptions to this required settlement: (1) stock options or stock appreciation rights outstanding for less than six months are not settled until six months after the grant date, and (2) the Compensation Committee can choose to immediately vest restricted stock awards instead of cashing them out. The Committee has determined that if a change in control occurs, the currently outstanding 2004, 2005 and 2006 performance awards will be paid in cash at the change in control price for 100% of the initial number of stock units awarded, prorated to reflect the portion of the performance period completed at the date of the change in control, unless the Company’s market capitalization is less than $250 million at the date of the change in control. In that case, 30% will be substituted for 100% in this computation.

Change in Control Agreements

We have entered into “double-trigger” change in control/non-compete/non-solicitation agreements with each of the executives named in the Summary Compensation Table and a limited group of other senior executives. These agreements provide specified compensation and benefits if the “double-trigger” conditions of a change in control or a potential change in control occur and the executive is terminated. These change in control agreements also impose a post-termination non-compete and non-solicitation period on the executive. The agreements limit or reduce any benefits that the executive may be entitled to receive under other Company plans and the executive’s other agreements with the Company. If a termination occurs under the change in control agreement, the non-compete provisions of the change in control agreement supersede non-compete provisions in any other severance plan, employment agreement or other agreement with the Company. The non-compete provisions are identical to those described below under “Employment, Non-Compete and Non-Solicitation Agreements.” The Company can terminate these agreements prior to a change in control or potential change in control, on the first anniversary of the date on which the Company gives the executive a written notice of termination of the agreement.

These agreements define a “change in control” as occurring if:

•	any person becomes the owner of 20% or more of the combined voting power of our then-outstanding securities;

•	during any two-year period, the majority of the Board changes without the approval of two-thirds of the directors who either were directors at the beginning of the two-year period or whose election was previously so approved;

•	a merger or consolidation with another company occurs, in which our voting securities, plus voting securities held by any trustee or fiduciary under any employee benefit plan, do not equal at least 60% of the combined voting power of the voting securities of the surviving company;

•	holders of our voting securities approve a complete liquidation or approve an agreement to sell or dispose of all or substantially all Company assets; or

•	(a) we sell or dispose of securities representing 50% or more of the combined voting power of a Related Company’s securities, (b) a Related Company merges or consolidates with an entity, and Ryerson (or one of our majority-owned direct or indirect subsidiaries) does not own 50% or more of the combined voting power of the surviving entity, or (c) we sell or dispose of all or substantially all of the assets of a Related Company to a person or entity, and the new owner is not Ryerson or a majority-owned subsidiary of Ryerson. However, these events are not a change in control for an employee if the following conditions are met: (1) the sale involves selling 50% or more of the Related Company’s voting securities to the public or distributing these securities to our stockholders and (2) the Related Company agrees to become a successor to the Company under an individual agreement or other contractual agreement providing for benefits.

A “Related Company” is:

•	the company employing the executive;

•	a direct or indirect parent company of the company employing the executive; or

•	a subsidiary of the employer company that is also a significant subsidiary of Ryerson, under the applicable rules of the SEC.

If a change in control occurs, benefits are payable under these change in control agreements only if the executive terminates employment or resigns within 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney) after the month in which a change in control occurs and complies with the non-compete provisions of the agreement, with the following exceptions: (1) if the executive is terminated for cause, the executive receives his or her base salary to the date his or her employment terminates, plus amounts to which he or she is entitled under any Company compensation plan; (2) if the executive dies or retires, the executive receives benefits consistent with the Company’s general policies applicable to its salaried employees, but no additional benefits are payable under the change in control agreement; and (3) if the executive becomes disabled after a change in control, the executive receives no additional benefits under the change in control agreements but receives salary and benefit continuation under the Company’s benefit and compensation plans applicable to all salaried employees until employment terminates, at which time the executive receives benefits consistent with the Company’s general retirement, insurance and other compensation programs.

Benefits are payable under the change in control agreements if the executive is otherwise terminated or resigns for “Good Reason.” “Good Reason” is a diminution of responsibilities, compensation or benefits or a significant relocation of the executive’s principal place of business. Benefits payable under these agreements if the executives named in the “Summary Compensation Table” terminate for Good Reason or for other than cause are:

•	Severance payments equal to three times (two times in the case of Mr. Makarewicz and Mr. Delaney) the sum of (1) current annual base salary, plus (2) the higher of (a) the average annual cash incentive bonus paid for the five years before terminating employment (excluding any years in which the bonus was zero), or (b) the executive’s target award under the annual incentive plan for the year in which employment terminates. These are payable in a lump sum payment six months after the date of termination of employment.

•	Cash payments of any allocations, unpaid awards, or rights under our annual or other incentive compensation plans.

•	Cash equal to the value of outstanding stock options granted under our stock option plans.

•	For performance awards, cash payment equal to the prorated value of any outstanding awards as if the applicable targets had been met for the months elapsed in the performance period, unless the Company’s market capitalization at the change in control date is less than $250 million, in which case the cash payment is reduced to 30% of that value.

•	Life, disability, accident, and health insurance as provided in our insurance programs for 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney) after termination of employment.

•	Cash payment equal to two years of additional accrued benefits under our pension plan for a limited number of executives having certain age and service criteria at the time of the freeze of our pension plan; none of the executives named in the Summary Compensation Table are eligible for this payment.

•	Legal fees and expenses incurred by an executive as result of the employment termination.

•	Financial advisory services similar to those provided currently to Company executives.

•	Outplacement services.

•	If the aggregate present value of change in control benefits (calculated under Section 280G of the Internal Revenue Code) exceeds by 15% or more an amount equal to three times the executive’s “base amount” under Code Section 280G, an additional amount that, after payment of all taxes, is equal to any federal excise tax imposed. If the executive’s benefits exceed three times the executive’s “base amount” by less than 15%, the executive’s benefits are reduced by the amount necessary to fall below the three times “base amount” threshold; the executive is then not subject to excise tax. The Company is not entitled to a federal income tax deduction for any excise tax payments related to paying the benefits under these agreements.

The change in control agreements also provide benefits if a “potential change of control” occurs, if the executive resigns for a reason other than cause within twelve months after a potential change in control occurs and coincident with or prior to a change in control, if the change in control or certain other specific events occur within six months after his or her resignation. A “potential change in control” generally occurs if:

•	we enter into an agreement, the consummation of which would result in a change in control;

•	any person (including Ryerson) publicly announces its intention to act or to consider taking actions that would be a change in control if completed;

•	any person who owns or becomes the owner of 9.5% or more of the combined voting power of our then-outstanding securities increases its beneficial ownership of such securities by 5% or more over the percentage so owned on the date of the agreement; or

•	the Board adopts a resolution that a potential change in control has occurred for purposes of the agreements.

Estimated Value of Change-in-Control Benefits

The table below reflects benefits to which the executives named in the Summary Compensation Table would have been entitled under their change-in-control agreements had a change in control occurred on January 1, 2006 and the executive’s employment was terminated by the Company other than for cause or by the executive for Good Reason, immediately following that date. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time the individual became eligible for payment due to job termination after the occurrence of a change-in-control. Factors that affect the calculation of amounts payable under these agreements include the price of the Company’s common stock at the time of a change-in-control; the amount and terms of long-term incentive stock awards, stock options, SARs or other stock-based incentive held by the individual at the time of the change-in-control; annual base salary; amounts of short-term incentive bonuses paid in years prior to the change-in-control; and Internal Revenue Service regulations, including excise taxes imposed by Section 4999 of the Internal Revenue Code.

Termination by the Company Other than for Cause, Retirement or Disability,

Termination by the Executive for Good Reason

Name	Severance and Noncompete Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Restricted Stock(3)	Performance Stock Units at Target(4)	Other(5)	Estimated Tax Gross- Up(6)	Total
Mr. Novich	$4,727,499	$—	$6,907	$124,218	$1,629,440	$78,721	$1,855,724	$8,422,508
Mr. Niederpruem	2,486,157	—	2,655	41,406	577,600	74,137	851,108	4,033,062
Mr. Gratz	2,422,479	—	2,655	138,297	577,600	70,705	—	3,211,736
Mr. Delaney	815,312	—	897	—	158,080	54,743	—	1,029,032
Mr. Makarewicz	867,988	—	897	—	170,240	59,247	—	1,098,372

Total	$11,319,435	$—	$14,011	$303,921	$3,112,960	$337,553	$2,706,831	$17,794,711
(1)	This amount represents severance and noncompete payments equal to three times (two times for Mr. Delaney and Mr. Makarewicz) the sum of (x) the executive’s annual base salary, and (y) the greater of (I) the executive’s target award under the annual incentive plan, or (II) the average annual amount of the annual incentive award paid to the executive in the five years immediately preceding the year in which the date of termination occurs, such average annual amount calculated by aggregating all annual incentive awards paid with respect to the five years and dividing the aggregate amount by the number of years for which such an award was actually paid to the executive. The agreements state that an amount equal to one times the sum of (x) and (y) above is in consideration of the executive’s agreement to the terms of restrictive covenants regarding confidentiality, noncompetition and nonsolicitation, so those amounts were excluded from the excise tax calculations by reason of Section 280G(b)(4)(A) of the Internal Revenue Code.
(2)	The agreements provide for additional age and service credits for the pension and supplemental pension plans of 36 months for Mr. Novich and 24 months for the other executives. However, even with the additional credits, Mr. Novich is not eligible for an early retirement subsidy under the pension plan. Each of the other four executives is already eligible for an early retirement subsidy under the terms of the pension plan based on the current age and service levels of each, so the employment agreement does not provide an enhanced value to these executives due to its additional age and service credits provision.
(3)	These awards would become vested. The amount shown represents the IRS value under Section 280G of the Internal Revenue Code due to the vesting of the awards.

(4)	This amount represents the payout of all outstanding performance stock unit awards, on a prorated basis, at the 100% target payout level (as specified in the performance award agreements) based on the Company’s $24.32 closing stock price on December 30, 2005.
(5)	This amount represents the present value of continued coverage under life insurance and long-term disability, medical, dental benefits, and financial counseling services, as well as the estimated cost of outplacement services for the executive. The agreements also provide for payment of legal fees in connection with disputes under the agreement, the value of which cannot be estimated and is excluded from the above amounts.
(6)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 2.99.

The Company’s 1998 sale of its subsidiary Inland Steel Company to Ispat International N.A. was a change in control under Mr. Gratz’s change in control agreement. After that disposition, Ryerson and Mr. Gratz entered into amendments to Mr. Gratz’s change in control agreement. He has received all payments required to be made under his amended agreement, and continues to be entitled to any legal fees and payments covering any excise taxes, as provided in the original agreement.

Employment, Non-compete and Non-Solicitation Agreements

We have instituted a practice of requiring non-compete and non-solicitation agreements from executives, including each of the executives named in the Summary Compensation Table. If the executive is discharged not for cause or resigns for “good reason” (which includes the failure to provide bonus opportunities or stock awards based on historical practice in the case of Mr. Novich), these agreements impose a post-termination non-compete and non-solicitation period on the executive and provide for salary and benefit continuation during that time period. The payments are made monthly on an installment basis, except for those executives subject to Internal Revenue Code Section 409A, who are subject to a six-month post-termination delay in receiving payments under these agreements. Those individuals will receive an initial payment six months after termination of employment that equals six months’ worth of monthly payments plus the seventh installment; remaining installments are paid monthly thereafter.

If the executive’s agreement is triggered, his salary, bonus, and benefits in effect on the date employment terminates will be continued for 24 months (36 months in the case of Mr. Novich). The bonus for Mr. Novich would equal three payments of the average annual amount of the cash bonus awards paid to him in the three years before the year his employment terminates but excludes any years in which the bonus was zero. For other executives, the bonus would equal two payments of the average annual amount of the cash bonus award paid to the executive for the three years before the year in which the executive’s employment terminates, including any years in which no bonus was paid.

If an executive is discharged for cause (or resigns without “good reason”), the executive will not receive any payments or benefits from this agreement. If the executive becomes disabled, the executive will receive payment of base salary through the last day of the month in which the executive terminates employment under this agreement and may be eligible for benefits under other Company insurance programs available to all salaried employees.

If the executive violates the agreement’s post-termination non-compete and non-solicitation provisions, the post-termination benefit and salary benefits cease to be paid and the executive is not entitled to any remaining payments or benefits during the remainder of the applicable 24-month (or 36-month) salary and benefit continuation period.

Mr. Novich’s agreement vests all existing unvested options as of his termination date and gives him an extension of 36 months (but not beyond the options’ original termination date) from his termination date to exercise the options. He also receives certain post-termination opportunities to exercise his options, indemnification, financial services counseling, and executive outplacement and office services following his termination.

Estimated Value of Employment Agreement Benefits

The table below reflects benefits to which the executives named in the Summary Compensation Table would have been entitled under their employment and non-compete agreements had the executives been terminated by the Company effective January 1, 2006 for reasons other than cause, or if the executive terminated employment for good reason. These amounts are estimates only and would not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time the individual became eligible for payment. Factors that affect the calculation of the amounts payable under this agreement include the amount and terms of long-term stock awards, stock options, SARs or other stock-based incentives held by the individual; the market price of the Company’s common stock at the time of termination; annual base salary; and amounts of short-term incentive bonuses paid in years prior to the termination of employment.

Termination by the Company for Reasons Other than Cause;

Termination by the Executive for Good Reason

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Restricted Stock(4)	Performance Stock Units at Target(5)	Other(6)	Total
Mr. Novich	$5,823,750	$—	$2,247,515	$—	$1,629,440	$83,650	$9,784,355
Mr. Niederpruem	1,628,880	—	—	—	577,600	27,700	2,234,180
Mr. Gratz	1,691,179	—	—	—	577,600	27,700	2,296,479
Mr. Delaney	847,483	—	—	—	158,080	24,200	1,029,763
Mr. Makarewicz	957,499	—	—	—	170,240	28,600	1,156,339

Total	$10,948,791	$—	$2,247,515	$—	$3,112,960	$191,850	$16,501,116

(1)	Represents the cumulative amount that the executive would receive through continued bi-weekly base salary payments and an annual bonus award payment. The payments would end on the earliest to occur of (a) the 36th month (24th month for the executives other than Mr Novich) after the executive’s termination; (b) the date on which the executive violates restrictive covenants (confidentiality, noncompetition and nonsolicitation) in the agreements, or (c) the date of the executive’s death.
(2)	The agreements provide for additional age and service credits for the pension and supplemental pension plans of 36 months for Mr. Novich and 24 months for the other executives. However, even with the additional credits, Mr. Novich is not eligible for an early retirement subsidy under the pension plan. Each of the other four executives is already eligible for an early retirement subsidy under the terms of the pension plan based on the current age and service levels of each, so the employment agreement does not provide an enhanced value to these executives due to its additional age and service credits provision.
(3)	Mr. Novich’s agreement provides that all existing unvested options would become vested and exercisable. This amount represents the number of options that vested on January 22, 2006 (127,050), multiplied by the difference between the $24.32 closing price of the Company’s stock on December 30, 2005 and the $6.63 exercise price of the options. For the other executives named above, all unvested options would be forfeited.
(4)	The terms of the restricted stock award agreement provide that each executive would forfeit all unvested restricted shares.
(5)	Represents the value of the payout of all outstanding performance stock unit awards on a prorated basis, based on the $24.32 closing price of the Company’s common stock on December 30,

2005. For purposes of this example, we have assumed achievement of 100% of the performance target for the awards; under the performance award agreements, for a final calculation of an actual amount, the actual percentage of attainment of the performance target would be utilized. If an executive terminates for good reason, the outstanding performance stock units awards would be forfeited, and the executive would not receive any cash amount or other value for the forfeited awards.

(6)	Represents the estimated cumulative cost to the Company of providing continued benefit coverage for medical, dental, basic life insurance, optional life insurance (if any), and optional accidental death and dismemberment insurance (if any). The amount shown for Mr. Novich also includes financial counseling services and outplacement services, but does not include the value of directors and officers liability insurance coverage and office services that he is eligible to receive under his agreement, as at this time an estimated cost of these benefits is not determinable. Benefits cease in the time period and for the reasons described in footnote (1) of this table.

If any of the executives named in the Summary Compensation Table were to terminate his employment with the Company for cause, voluntary resignation, resignation by mutual agreement or for other reasons (excluding death or disability), the executive would have no right to payments, future payments or benefits under the employment and non-compete agreements. Also, the executive would forfeit any unexercisable, unvested or unearned stock options, restricted stock awards, performance stock unit awards or other awards under the Company’s incentive stock plans.

The table below reflects benefits to which the executives named in the Summary Compensation Table would have been entitled under their employment and noncompete agreements had the executives died or become disabled effective January 1, 2006. These amounts are estimates only and would not necessarily reflect the actual amounts that would be paid to the executive or his estate, which would only become known at the time of termination of employment. Factors that affect the calculation of amounts payable under the employment and non-compete agreement include the amount and terms of stock awards, stock options, SARS or other stock-based incentives held by the individual at the time; the market price of the Company’s common stock at the date of termination; and annual base salary.

Termination due to Death or Disability

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Restricted Stock(4)	Performance Stock Units at Target(5)	Other(6)	Total
Mr. Novich	$62,500	$—	$2,247,515	$111,467	$1,629,440	$—	$4,050,922
Mr. Niederpruem	39,583	—	863,980	37,156	577,600	—	1,518,319
Mr. Gratz	39,583	—	863,980	124,100	577,600	—	1,605,263
Mr. Delaney	21,917	—	291,885	—	158,080	—	471,882
Mr. Makarewicz	23,333	—	291,885	—	170,240	—	485,458

Total	$186,916	$—	$4,559,245	$272,722	$3,112,960	$—	$8,131,843

(1)	Represents the amount equal to one-twelfth of each executive’s base salary that would be received by the executive or his estate through continued base salary payments, which end on the earliest to occur of (a) the last day of the month in which the executive terminates employment or (b) in the case of disability, the date on which the executive violates restrictive covenants regarding confidentiality, noncompetition and nonsolicitation in the agreements.
(2)	None of the executives would receive additional age or service credits under the pension plan and the supplemental pension plan.
(3)	Under the terms of the Company’s incentive stock plans, all existing unvested options would become vested and exercisable. This amount represents the number of option shares that vested on January 22, 2006 (Mr. Novich - 127,050, Mr. Niederpruem and Mr. Gratz - 48,840 each, and Mr. Delaney and Mr. Makarewicz - 16,500 each), multiplied by the difference between the $24.32 closing price of the Company’s common stock on December 30, 2005 and the $6.63 exercise price of the options.

(4)	The restricted stock award agreements provide that all unvested restricted shares become vested on a prorated basis based upon the number of whole calendar months for which the executive was employed during the vesting period. Mr. Novich, Mr. Niederpruem and Mr. Gratz received restricted stock awards of 15,000, 5,000, and 16,700 shares respectively on January 25, 2005 that are scheduled to vest on January 24, 2008. The amounts above represent the number of restricted shares multiplied by the $24.32 closing price of the Company’s common stock on December 30, 2005 multiplied by 11/36 (the number of whole calendar months compared to the vesting period for the awards). Neither Mr. Delaney nor Mr. Makarewicz had any outstanding restricted stock awards as of January 1, 2006.
(5)	Represents the payout of all outstanding performance stock unit awards on a prorated basis, based on the $24.32 closing price of the Company’s stock on December 30, 2005. For purposes of this example we have assumed 100% of the performance target had been achieved at that date. Under the performance award agreements, for a final calculation of an actual amount, the actual percentage of attainment of the performance target would be utilized.
(6)	None of the executives has the right to additional benefits, including health and welfare benefits, under the employment agreements in event of termination due to death or disability.

Insurance and Other Benefits

The Company pays the premium for a group business accident insurance policy providing $500,000 coverage for each of Mr. Novich, Mr. Gratz, and Mr. Niederpruem. The Company pays the premium for directors’ and officers’ insurance coverage for its executive officers, including the executives named in the Summary Compensation Table. In 2003, the Company entered into indemnification agreements with the executives named in the Summary Compensation Table. These agreements preserve the maximum protections provided by state corporation law and our By-Laws and provide assurance to executives regarding future rights to indemnification.

Most benefits provided to our executives, including the 401(k) savings plan, medical/dental/vision benefits, life insurance, relocation services and accrued pension benefits, are provided under plans in which the majority of Company salaried employees also participate.

The Company provides a limited array of perquisites to executive officers and to other of its executives under employment agreements, including leased automobiles and one club membership per individual. Executive officers, on the same terms as other employees with similar benefits, may have supplemental income through taxable reimbursements for personal use of leased automobiles and club memberships, for life insurance coverage exceeding $50,000, and for certain relocation expenses. In addition, executive officers may have limited supplemental income via taxable reimbursements for financial planning and tax preparation services, which are intended to assist officers in obtaining the highest value from their compensation package.

PROPOSAL TO APPROVE PERFORMANCE MEASURES AND AMENDED LIMITS

ON PERFORMANCE-BASED AWARDS IN THE 2002 INCENTIVE STOCK PLAN

IN ORDER TO QUALIFY PERFORMANCE-BASED COMPENSATION UNDER THE PLAN

AS TAX-DEDUCTIBLE BY THE COMPANY

Proposed Amendment

The Compensation Committee of the Board of Directors administers the Ryerson 2002 Incentive Stock Plan (the “2002 Plan”). We are asking you to approve the 2002 Plan’s performance measures and amended limits on performance-based awards.

Since 2004, we have used the 2002 Plan to make performance stock awards. We believe that performance awards motivate employees to achieve, and compensate employees for achieving, specific multi-year financial performance targets that we establish for the Company. We believe our long-term incentive program of performance stock awards is an important component of reasonable executive compensation and we want that compensation to be tax-deductible by the Company. The Internal Revenue Service requires stockholders to approve plan performance measures and limits on performance-based awards every five years.

WE ARE NOT ASKING FOR MORE SHARES FOR THE 2002 PLAN.

As proposed, the 2002 Plan will:

•	Retain the performance measures presently contained in the 2002 Plan and previously approved by stockholders.

•	Increase the limits on performance-based awards under the 2002 Plan in any one-year period to 400,000 shares, or cash equal to the value of 400,000 shares determined as of the date of vesting or payout, as applicable, plus the amount of the participant’s unused applicable annual award limit as of the close of the previous calendar year. Based on the closing price of our common stock on the New York Composite Transactions at December 30, 2005, which was $24.32, the value of 400,000 shares would have been $9,728,000. The 2002 Plan’s present limits are 700,000 shares in any three-year period and $1 million in cash per year.

The role of long-term stock incentives in our compensation system:

Long-term stock incentives are one of the three main components of the Company’s executive compensation system, along with base salary and short-term cash incentives. We believe that equity incentives are an important factor in focusing executives on strategic goals for the business and in motivating them to create long-term value for stockholders, in balancing the short-term cash incentive program, which focuses on immediate business objectives, in aligning employee’s interests with those of our stockholders, and in attracting and retaining qualified individuals.

Code Section 162m limits the amount companies can deduct for compensation paid to the Chief Executive Officer and four most other highly paid executives to $1 million per year unless it is performance-based. Code Section 162m allows companies to deduct performance-based compensation regardless of the $1 million annual limit if a company’s stockholders approve a company benefit plan’s performance measures and the plan’s overall limits on performance-based compensation. With some exceptions, the Internal Revenue Service requires stockholders to re-approve plan performance measures and the related limits on performance-based compensation every five years to maintain the Company’s deduction for that compensation for federal income tax purposes.

General Description

The 2002 Plan is a comprehensive equity incentive compensation plan that provides for stock options, restricted stock awards, stock appreciation rights, and performance awards.

The 2002 Plan presently has 674,640 shares available for grant, and it has outstanding awards of performance share units and restricted stock, as well as option grants, for 2,027,000 shares. The 2002 Plan allows use of shares that are not subject to grants under most of the Company’s prior incentive stock plans, and shares under those plans that become available because outstanding awards terminate without vesting, terminate due to expiration, cancellation, or otherwise without the issuance of shares or are settled in cash instead of shares. At March 1, 2006, shares from prior stock plans consist of 1,825,740 shares subject to awards outstanding under the prior stock plans, of which 1,424,209 could become available for grant under the 2002 Plan in the event such awards terminate without vesting, or terminate due to expiration, cancellation or otherwise without the issuance of shares or are settled in cash instead of shares.

Shares reserved under the 2002 Plan are not reduced (and remain available for grants and awards) by shares related to grants or awards under the 2002 Plan or certain prior plans that terminate due to expiration, forfeiture, cancellation or otherwise without shares issuing, or that are settled in cash in lieu of shares, or in the case of restricted stock awards, that terminate without vesting. Dividends or dividend equivalents credited to performance stock unit awards outstanding and unearned under the 2002 Plan that are reinvested in, or accrue in the form of, additional shares of common stock, do not count against shares reserved under the 2002 Plan; however, the Compensation Committee has not authorized any such dividend equivalents. The 2002 Plan prohibits dividends or dividend equivalents on stock options and stock appreciation rights. Shares are not added back to the 2002 Plan in the following situations:

•	shares used to exercise stock options,

•	shares withheld to satisfy taxes,

•	shares purchased with the proceeds of a stock option exercise, and

•	shares under a stock appreciation right that is settled in shares of common stock, including shares in excess of the net shares delivered on exercise of the stock appreciation right.

Below is a summary of the significant features of the 2002 Plan. The complete text of the 2002 Plan as proposed to be amended is attached as Exhibit A to this proxy statement. To the extent the description below differs from the 2002 Plan text attached in Exhibit A, the text of the 2002 Plan governs the terms and provisions of the 2002 Plan.

Eligibility for Awards

Key managerial employees of the Company and its subsidiaries are eligible to participate in the 2002 Plan. The Compensation Committee, which selects participants in this 2002 Plan, has identified approximately 180 employees that may participate; since 2003, when the Compensation Committee ceased making stock option awards and implemented its program of using long-term performance unit awards, the Committee generally has limited awards to 13 senior executives of the Company and its subsidiaries, which officers the Compensation Committee considers as critical to setting the Company’s strategic direction and goals and for achieving those goals. The Compensation Committee also has made awards to approximately 20 key managers for retention or recruitment purposes.

Types of Awards

The 2002 Plan allows incentive stock awards to be made in the form of stock options, stock appreciation rights, restricted stock awards, and performance awards. Historically, stock options and performance stock unit awards have been the types of awards most frequently made by the Compensation Committee. Since 2003, the Compensation Committee has utilized primarily performance stock unit awards payable only if the Company achieves specified returns on net assets, or RONA, and has made restricted stock awards for purposes of key employee retention and recruiting. The principal features of these types of awards are described below.

Administration

The Compensation Committee administers the 2002 Plan, including selecting participants, the form of awards, performance measures and targets, and form of payment as shares or cash. It has exclusive authority to interpret the 2002 Plan and has authority to adopt regulations and rules to interpret or administer the 2002 Plan.

The Compensation Committee also establishes the form and amount of any grant or award, the time and conditions of exercise or vesting, and, subject to the terms and conditions of the Plan, any amendments to or acceleration of the time of exercise or vesting of awards. The Compensation Committee also may authorize a Company officer to make grants and awards to non-executive officer employees, up to specified limits. No officer is authorized to designate himself or herself for a grant or award. The Compensation Committee may make awards that allow 2002 Plan participants to elect to defer receipt of stock or cash to which the participant is entitled when the award matures or is exercised.

The 2002 Plan allows a participant to choose to have the Company withhold shares of common stock (or to accept already-owned shares) to satisfy tax withholding obligations for option exercises, vesting of restricted stock, or payment of performance stock unit awards made under the 2002 Plan. Participants can transfer awards only by will, laws of descent and distribution governing estates, or as permitted by the Compensation Committee. The Compensation Committee has adopted rules allowing transfers to (a) a participant’s spouse or descendants or (b) to a trust for the benefit of an award holder or his or her spouse or descendants. The 2002 Plan prohibits transfers for value to third parties.

The Company’s Board of Directors has authority to amend or terminate the 2002 Plan, except when applicable tax or other regulations require stockholder approval. In addition, the amendment or termination (unless required by law) cannot impair participant’s rights under any outstanding grants without the participant’s consent.

Performance-Based Provisions

Section 162m of the Internal Revenue Code limits federal income tax deductions for compensation paid to the executive officers named in the Summary Compensation Table to $1 million per year, unless the compensation is “performance-based.” The 2002 Plan contains limitations intended to qualify awards paid under the 2002 Plan to be deductible for federal income tax purposes.

The 2002 Plan specifies performance measures to be used. The 2002 Plan currently limits the maximum number of tax-deductible performance-based share awards that may be granted or awarded under the 2002 Plan in any three-year period to any participant to 700,000 shares and the maximum aggregate cash payouts that qualify as performance-based compensation in any year to a named executive officer to $1,000,000. As discussed above in “Proposed Amendment,” we are asking stockholders to approve an amendment to increase the limits on performance-based awards made under the 2002 Plan in any one-year period to 400,000 shares or cash equal to the value of 400,000 shares determined as of the date of vesting or payout, as applicable, plus the amount of the participant’s unused applicable annual award limit as of the close of the previous calendar year.

Performance Awards/Performance Measures

Performance awards consist of shares of Company common stock, monetary units, or stock units expressed in terms of shares of Company common stock. The awards are payable if specified performance targets set by the Compensation Committee are met over a time period of up to ten years, provided the award recipient remains employed by the Company during that time period. The Compensation Committee can provide, in its discretion, for dividend equivalents to be credited as additional shares or stock units for performance share and stock unit awards. Dividend equivalents are paid to the participant when the award is paid.

For the Company to deduct performance awards paid to the executive officers named in the Summary Compensation Table for federal income tax purposes, the Internal Revenue Code and regulations require that stockholders approve the performance measures stated in the 2002 Plan. The performance measures are: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios); inventory turnover; revenue growth; revenue growth compared to market; market share; customer performance or satisfaction; revenue measures (including, but not limited to, gross revenues and revenue growth); revenue growth as compared to market; net income; conformity to cash flow plans; return measures (including, but not limited to, return on invested assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added, cash value added; and cash flow return on investment

The Compensation Committee sets the performance goals and the methodology used to measure attainment. The Compensation Committee has discretion to adjust awards or to make changes, as long as these do not increase the awards or make them nondeductible under the Internal Revenue Code regulations discussed above. If those regulations change, the Compensation Committee can amend or replace performance measures applicable to the executive officers named in the Summary Compensation Table. The Committee also has discretion to grant awards to these executive officers that are not deductible under the regulations and to use any performance measures it deems appropriate, provided that these nonconforming performance awards and nonconforming restricted stock awards (discussed above) do not exceed 10 percent of the shares reserved under the 2002 Plan. There are no nonconforming awards made under the 2002 Plan.

Performance awards are paid, to the extent earned, after the end of the performance period. Awards of monetary units or stock units are paid in cash, shares of common stock, or a combination of cash and shares, as determined by the Compensation Committee and specified in the form of award agreement. Any payment made in shares is based on the fair market value of the Company’s common stock on the payment date.

Stock Options

A stock option is the right to purchase a specified number of shares of the Company’s common stock at a specified price. Option grants can consist of incentive stock options qualified under Section 422 of the Internal Revenue Code or nonqualified options.

The 2002 Plan imposes restrictions on options: (1) an option is not exercisable after ten years from the date of grant; (2) the per share option price must be equal to the greater of the par value or the fair market value of a share of Company common stock at the date of grant or, if part of an employment offer, at the date of the offer or at a later date specified in the offer; and (3) when exercised, the option price may be paid in cash, in shares of Company common stock having a fair market value equal to the option price, or in a combination of cash and shares.

The Compensation Committee determines (1) the number of shares subject to each stock option, (2) the manner and time of exercise, (3) the option’s expiration date, (4) conditions to exercise, (5) treatment of awards if an employee terminates employment by death, incapacity, retirement or otherwise, (6) the exercise price, and (7) other terms consistent with the 2002 Plan. The Compensation Committee also may allow the “cashless” exercise of options, subject to applicable rules and regulations, and the exercise of options by any other means the Compensation Committee determines to be consistent with the 2002 Plan’s purpose and applicable law.

Stock Appreciation Rights

A stock appreciation right is a right to the amount of the difference between the fair market value of a share of stock at the date of exercise and the per-share value of the stock at the grant date. The amount can be paid in cash or in shares of Company common stock, or a combination of those. Stock appreciation rights can be granted in tandem with a related stock option or independently. Rights granted in tandem with a related stock option are exercisable only if and to the extent that the related stock option is exercisable; the grantee can exercise either the stock option or the stock appreciation rights, but not both. The 2002 Plan limits the term of stock appreciation rights to a maximum of ten years from the date of grant.

In the award agreement, the Compensation Committee sets (1) the manner and time of exercise of rights granted independently of a stock option, (2) the right’s expiration date, (3) whether the rights will be paid in shares or cash, or as the Compensation Committee decides at the exercise date, (4) whether the recipient has the right to choose between stock or cash, (5) treatment of awards on termination of employment by death, incapacity, retirement, or otherwise, and (6) other terms, provisions, and conditions not inconsistent with the 2002 Plan.

Restricted Stock Awards

Restricted stock awards are contingent awards of shares of Company common stock earned if the employee meets specific conditions, including continuing employment with the Company for a specified period of up to ten years from the date of the award. The time period from the grant date to the date on which the restricted shares vest or are forfeited is known as the restriction period. The 2002 Plan requires restricted stock grants to have a minimum restriction period of three years if the award does not require satisfaction of performance measures and of one year if the award does require meeting performance measures, with the exception that up to 10 percent of total shares reserved under the 2002 Plan can be used for nonconforming restricted stock awards and nonconforming performance awards that use performance measures not approved by stockholders. There are no nonconforming awards made under the 2002 Plan.

The Compensation Committee can establish additional conditions, including achieving performance measures. If all conditions are satisfied, the holder is entitled to receive the shares free of restrictions. The holder of a restricted stock award has the right to vote the restricted shares and to receive dividends on them until the shares are forfeited, unless the Compensation Committee determines otherwise at the time of the award.

Antidilution Adjustments and Change in Control Provisions

The Compensation Committee can adjust the maximum number of shares issuable under the 2002 Plan and the number, the class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock award, or performance award in the event of a change in corporate capitalization (such as a stock split, reverse stock split, or stock dividend) or a corporate transaction (such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its subsidiaries.

If a change of control occurs, the 2002 Plan provides (with certain exceptions) that (1) all outstanding stock options, stock appreciation rights, and restricted stock awards automatically become fully exercisable and vested and are settled on the basis of a change in control price (as defined in the 2002 Plan), and (2) all outstanding performance awards are cashed out in as determined by the Compensation Committee. For purposes of the 2002 Plan, a change in control is defined in the same manner as under the Company’s change in control agreements described under the heading “Executive Compensation—Change in Control Agreements.”

Federal Tax Consequences

An employee who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The employee (even if the award has been transferred) will have compensation income at the time of payment (or vesting if the award is in stock), and the Company will have a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied.

An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. However, the difference between the value of the shares on the exercise date and the exercise price is an adjustment for purposes of the alternative minimum tax. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option price or (2) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

An employee will not realize taxable income at the time of the grant of an option which does not qualify as an incentive stock option. Upon exercise, however, of such non-qualified stock option, the employee (even if the option has been transferred) will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the employee (or, if applicable, the transferee) will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

An employee will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, such employee will realize ordinary income measured by the difference between the fair market value of the Company common stock on the applicable date of grant and the fair market value of such stock on date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise. Although the tax rules governing transfers of stock appreciation rights are unclear, it appears that an employee would be required to recognize ordinary income upon exercise of a stock appreciation right by a transferee. An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares subject to an award, the employee (even if the award has been transferred) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied. Dividends paid to the employee during the restriction period will also be compensation income to the employee and deductible as such by the Company. An employee who receives a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such employee during the restriction period will be taxable as dividends to such employee and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

Any acceleration of the payment of grants and awards under the 2002 Plan in the event of a change in control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a named executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, restricted stock grants and performance awards under the 2002 Plan may, under certain circumstances, qualify for, and it is anticipated that grants of options and stock appreciation rights will generally qualify for, an exception to that limitation for eligible performance-based compensation.

2002 Plan Benefits

Because future benefits under the 2002 Plan are subject to the Compensation Committee’s discretion, it is not possible to determine the benefits that will be received under the 2002 Plan by executive officers and other key employees in the future.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under all of the Company’s equity compensation plans as of December 31, 2005.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans, Excluding Shares Reflected in Column (a)
Equity compensation plans approved by security holders	2,763,895	$14.06	1,074,940	(1)
Equity compensation plans not approved by security holders(2)	97,390	$11.64	88,565

Total	2,861,285	$13.98	1,163,505	(3)

(1)	Includes 17,962 shares available for issuance under the Ryerson Directors’ Compensation Plan under which one-half of the non-employee directors’ retainers have been paid in shares of stock and under which a non-employee director may elect to receive the cash portion of the retainer in stock.

(2)	The former Ryerson Directors’ 1999 Stock Option Plan was not approved by stockholders. Under that plan, now part of the Ryerson Directors’ Compensation Plan (which was approved by stockholders), at the close of each annual meeting prior to 2005, each non-employee director received a stock option with a value of $20,000 (based on the Black-Scholes option pricing model).
(3)	All of these shares may be issued as restricted shares as follows: under the Ryerson 2002 Plan, 1,074,940 shares may be issued as restricted shares, and in the Directors’ Compensation Plan (which includes the Ryerson Directors’ 1999 Stock Option Plan), 88,565 shares may be issued as restricted shares.

Vote Required; Effect of Vote

Approval of the performance measures and amended limits on performance-based awards in the 2002 Plan to qualify performance-based compensation under the 2002 Plan as tax deductible on the Company’s federal income tax under Internal Revenue Code Section 162m requires the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting. If you hold your shares in street name through a broker, your broker is permitted to vote your shares on this matter only if you give your broker specific instructions as to how to vote. If you do not provide instructions to your broker on this matter, your broker cannot vote your shares; such broker non-votes are not counted in determining the number of shares necessary for approval but are counted in determining whether there is a quorum at the meeting.

The Board Of Directors unanimously recommends a vote FOR approval of the performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan to qualify performance-based compensation under the plan as tax-deductible by the Company.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder proposal for the Annual Meeting in 2007 must be sent to the Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. The deadline for receipt of a stockholder proposal intended to be included in the proxy statement is December 4, 2006. These proposals must comply with SEC Rule 14a-8 to be included in the proxy statement.

Notice of director nominations by stockholders and any business a stockholder intends to present at the 2007 Annual Meeting (excluding business presented under SEC Rule 14a-8, which has the deadline described in the paragraph above) must be received by us no sooner than December 4, 2006, and no later than January 3, 2007.

Stockholders making a director nomination must provide the information about the nominee and proposing stockholder required by our By-Laws and the NYSE listing standards regarding director independence.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. However, if any matters other than those presented in the Notice of the Annual Meeting do come before the meeting, we intend that the holders of the proxies will vote on them in their discretion.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

April 3, 2006

Chicago, Illinois

Please vote your shares promptly, whether or not you expect to be present in person at the Annual Meeting. To vote, USE THE INTERNET or CALL THE TOLL-FREE TELEPHONE NUMBER as described in the instructions on your proxy card, or SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the pre-addressed postage-paid envelope included in this mailing.

Exhibit A

RYERSON 2002 INCENTIVE STOCK PLAN

(As amended and restated as of May 9, 2006 subject to stockholder approval)

1. Purpose.

The purpose of the Ryerson 2002 Incentive Stock Plan (the “Plan”) is to attract and retain outstanding individuals as officers and key employees of Ryerson Inc. (the “Company”) and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock (as defined in Section 3). To this end, the Committee hereinafter designated and, in certain circumstances, the Chairman of the Board of the Company (the “Chairman”) or the President of the Company, may grant stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof, to officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan. As used in the Plan, the term “subsidiary” shall mean (a) any corporation of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of capital stock entitled to vote for the election of directors or (b) any partnership, joint venture, or other business entity in respect of which the Company, directly or indirectly, has comparable ownership or control.

2. Participants.

Participants in the Plan shall consist of: (a) such officers and other key employees of the Company and its subsidiaries as the Committee (or an officer acting pursuant to Section 4) in its sole discretion may select from time to time to receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination, as the Committee (or an officer acting pursuant to Section 4) may determine in its sole discretion; and (b) if the Committee authorizes the Chairman or the President to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President-Human Resources of the Company. Any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries shall not be eligible to receive stock options, stock appreciation rights, restricted stock awards or performance awards under the Plan. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, this Section 2 shall not be amended to materially change the class or classes of employees eligible to participate in the Plan.

3. Shares Reserved under the Plan.

(a) Number of Shares Available for Awards. Subject to adjustment pursuant to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock, $1.00 par value per share, of the Company (“Common Stock”) which may be issued pursuant to grants or awards made under the Plan shall not exceed the sum of (1) 2,500,000 and (2) the total number of shares available for issuance, but not issued, under the Ryerson Tull 1995 and Ryerson Tull 1999 Incentive Stock Plan (the “Prior Plans”), including shares described in the last paragraph of this Section 3. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, this Section 3 shall not be amended to materially increase the number of shares reserved for issuance under the Plan.

(b) Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of awards under the Plan that are intended to comply with the “Performance-Based Exception” (defined below in this Section 3):

(i) the maximum aggregate number of shares of Common Stock that may be granted or awarded under the Plan to any participant under the Plan during any fiscal year of the Company shall be 400,000, plus the amount of the participant’s unused Annual Award Limit for shares of Common Stock as of the close of the previous fiscal year; and

(ii) the maximum aggregate cash payout with respect to grants or awards under the Plan in any fiscal year of the Company to any participant shall be equal to the fair market value (determined as of the date of vesting or payout, as applicable) of 400,000 shares of Common Stock, plus the number of shares of Common Stock in the participant’s unused Annual Award Limit for cash awards as of the close of the previous fiscal year.

If the Committee determines that an award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the Annual Award Limits shall not apply to such award. For purposes of the Plan, “Named Executive Officer” shall mean a participant who is one of the group of “covered employees” as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor statute, and “Performance-Based Exception” shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

(c) Share Usage. Except to the extent otherwise determined by the Committee, any shares of Common Stock subject to grants or awards under the Plan or the Prior Plans that terminate by expiration, cancellation or otherwise without the issuance of such shares, that are settled in cash (to the extent so settled), or, in the case of restricted stock awards, that terminate without vesting, shall become available for future grants and awards under the Plan; provided, however, the following shares of Common Stock shall not be added back to the number of shares of Common Stock available for future grants and awards under the Plan: (i) shares that are used to exercise a stock option, (ii) shares that are withheld to satisfy tax withholding, (iii) shares purchased with the proceeds of a stock option exercise, and (iv) shares under a stock appreciation right that is settled in shares of Common Stock, including shares in excess of the net shares delivered on exercise of the stock appreciation right. Shares of Common Stock to be issued pursuant to grants or awards under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof.

4. Administration of the Plan.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee shall have authority: (a) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (b) to select employees to receive grants under the Plan; (c) to determine the form of grant, whether as a stock option, stock appreciation right, restricted stock award, performance award or a combination thereof, the number of shares of Common Stock or units subject to the grant, the time and conditions of exercise or vesting, the fair market value of the Common Stock for purposes of the Plan, and all other terms and conditions of any grant and to amend such awards or accelerate the time of exercise or vesting thereof, subject in each case to the terms and conditions of the Plan; and (d) to prescribe the form of agreement, certificate or other instrument evidencing the grant; provided, however, that without approval of the Company’s shareholders, in no event shall the Committee reprice any stock options awarded under the Plan by lowering the option price of a previously granted stock option or by cancellation of outstanding stock options with subsequent replacement or regrant of stock options with lower option prices. Notwithstanding the foregoing, the Committee or the Board, subject to the terms and conditions of the Plan may, by resolution adopted by it, authorize the Chairman of the Board or President of the Company to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, not to exceed such number of shares as the Committee or Board shall specify in such resolution, and to have the authority of the Committee with respect to such grants or awards, to such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Exchange Act; provided, however, that no such officer shall be authorized to designate himself for any such grant or award. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5. Effective Date of Plan.

The Effective Date of the Plan is May 8, 2002, the date of approval by the stockholders of the Company.

6. Stock Options.

(a) Grants. Subject to the terms of the Plan, options to purchase shares of Common Stock, including “incentive stock options” within the meaning of Section 422 of the Code, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Each grant of an option under the Plan may designate whether the option is intended to be an incentive stock option or a “nonqualified” stock option. Any option not so designated shall be deemed to be a “nonqualified” stock option.

(b) Terms of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee in its sole discretion, provided that no option shall be exercisable more than ten years after the date of grant. The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock on the date the option is granted or, if granted pursuant to an offer of employment, the date of such offer or such later date as is specified in such offer. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price which, except as otherwise specifically provided by the terms of the option, have been owned by the Participant for at least 6 months prior thereto, or in a combination thereof. The Committee may also allow the cashless exercise of options by holders thereof, as permitted under regulations promulgated by the Board of Governors of the Federal Reserve System, subject to any applicable restrictions necessary to comply with rules adopted by the Securities and Exchange Commission, and the exercise of options by holders thereof by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

(c) Restrictions Relating to Incentive Stock Options. To the extent required by the Code, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) shall not exceed $100,000.

(d) Termination of Employment. Except as otherwise provided by the terms of the grant (or, for a grant made prior to January 1, 2004, the terms of the Plan as in effect on the date of grant) or as thereafter determined by the Committee, a stock option shall expire as of the date on which the optionee ceases to be employed by the Company and its subsidiaries for any reason.

(e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including deferred delivery of shares after exercise of the stock option; provided, however, in no event shall a stock option be granted in tandem with dividend equivalent rights.

7. Stock Appreciation Rights.

(a) Grants. Subject to the terms of the Plan, stock appreciation rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of such Common Stock from the date of the grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of such related stock option to the date of exercise, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee.

(b) Terms of Grant. Such rights may be granted in tandem with or by reference to a related stock option, in which event the grantee may elect to exercise either the stock option or the right, but not both, as to the shares subject to the stock option and the right, or the right may be granted independently of a stock option. Rights granted in tandem with or by reference to a related stock option shall, except as provided at the time of grant, be exercisable to the extent, and only to the extent, that the related option is exercisable. Rights granted independently of a stock option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no right shall be exercisable more than ten years after the date of grant. Except as otherwise provided by the terms of the grant (or, for a grant made prior to January 1, 2004, the terms of the Plan as in effect on the date of grant), or as thereafter determined by the Committee, a stock appreciation right shall expire as of the date on which the holder ceases to be employed by the Company and its subsidiaries for any reason. The Committee may at the time of the grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for any reason, including for compliance with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations thereunder.

(c) Payment on Exercise. Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the holder to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right, provided, in any event, that the holder shall be paid cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

(d) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including deferral of the gain upon exercise of the rights; provided, however, in no event shall a stock appreciation right be granted with tandem dividend equivalent rights.

8. Restricted Stock Awards.

Subject to the terms of the Plan, restricted stock awards consisting of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee, provided that any such employee (except an employee whose terms of employment include the granting of a restricted stock award) shall have been employed by the Company or any of its subsidiaries for at least six months. Such awards shall be contingent on the employee’s continuing employment with the Company or its subsidiaries for a period to be specified in the award (which shall not be more than ten years from the date of award) and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, requirements relating to satisfaction of performance measures and restrictions on the sale or other disposition of such shares during the restriction period. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. Notwithstanding the foregoing provisions of this Section 8, any restricted stock award which is not subject to satisfaction of performance measures shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than three years from the date of grant and any restricted stock award which is subject to satisfaction of performance measures shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than one year from the date of grant; provided, however, that this sentence shall not apply to the extent the restricted stock awards are approved by the Company’s stockholders or to the extent the restricted stock awards made under the Plan which do not conform to the foregoing provisions of this sentence (when aggregated with any performance awards which do not conform to the provisions of the last sentence of paragraph 9(a)) do not exceed 10 percent of the shares of Common Stock reserved for issuance under the Plan.

9. Performance Awards.

(a) Awards. Performance awards consisting of (i) shares of Common Stock, (ii) monetary units or (iii) units which are expressed in terms of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Subject to the provisions of Section 12 below, such awards shall be contingent on the achievement over a period of not more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Committee. Subject to the provisions of Sections 10 and 12 below, such measures and goals may be revised by the Committee at any time and/or from time to time during the performance period. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the grantee of the award does not remain continuously in the employ of the Company or its subsidiaries at all times during the applicable performance period. Notwithstanding the foregoing provisions of this paragraph 9(a) any performance award that consists of Common Stock shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than one year from the date of grant; provided, however, that this sentence shall not apply to the extent the performance awards are approved by the Company’s stockholders or to the extent the performance awards consisting of Common Stock made under the Plan which do not conform to the provisions of this sentence (when aggregated with any restricted stock awards which do not conform to the provisions of the last sentence of Section 8) do not exceed 10 percent of the shares of Common Stock reserved for issuance under the Plan.

(b) Rights with Respect to Shares and Share Units. If a performance award consists of shares of Common Stock or units which are expressed in terms of shares of such Common Stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares (to the extent that shares are then available for issuance under the Plan) or credited as additional units and paid to the participant if and when, and to the extent that, payment is made pursuant to such award.

(c) Payment. Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of Common Stock, may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, and may be deferred pursuant to such terms and conditions, including with respect to the crediting of earnings, as the Committee may provide. Any payment made in Common Stock shall be based on the fair market value of such stock on the payment date.

10. Performance Measures Applicable to Awards to Named Executive Officers.

Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout or vesting with respect to awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to total-capitalization ratios); inventory turnover; revenue growth; revenue growth compared to market; market share; customer performance or satisfaction; revenue measures (including, but not limited to gross revenues and revenue growth); net income; conformity to cash flow plans; return measures (including, but not limited to, return on invested assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added; cash value added; and cash flow return on investment.

The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by Named Executive Officers may not be adjusted in a manner that increases such award. The Committee shall retain the discretion to adjust such awards in a manner that does not increase such awards. Furthermore, the Committee shall not make any adjustment to awards under the Plan issued to or held by Named Executive Officers that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such award under the Performance-Based Exception.

In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to awards to Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

11. Adjustments for Changes in Capitalization, etc.

Subject to the provisions of Section 12 herein, in the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company or its subsidiaries, such adjustment shall be made in the number and class of shares which may be delivered under Section 3 (including the number of shares referred to in the last sentence of the first paragraph of Section 3 and in subparagraph (a) of the second paragraph of Section 3), and in the number and class of and/or price of shares subject to outstanding grants or awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any grants or awards under the Plan shall always be a whole number.

12. Effect of Change in Control.

(a) Acceleration of Benefits. Subject to the following sentence and the terms of any agreement evidencing the terms of any award under the Plan, in the event of a “Change in Control” as defined in paragraph (b) of this Section 12, (i) at the election of the holder filed in such form and in such manner and time as the Committee shall provide, the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) shall be settled on the basis of the “Change in Control Price” (as defined in paragraph (c) of this Section 12) as of the date the Change in Control occurs, provided, however, that the Committee may provide for the immediate vesting instead of the cashing out of restricted stock awards in such circumstances as it deems appropriate and, provided further, that the form of such settlement shall be determined by the Committee in its sole discretion; and (ii) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Committee in its sole discretion.

(b) Change in Control. For purposes of this Section 12, a Change in Control means the happening of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) the Company, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this paragraph (b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

(iii) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A Change in Control shall also be deemed to occur with respect to any Participant for purposes of the Plan if there occurs:

(1) a sale or disposition, directly or indirectly, other than to a person described in subclause (w), (x) or (z) of clause (i) next above, of securities of the Participant’s employer, any direct or indirect parent company of the Participant’s employer or any company that is a subsidiary of the Participant’s employer and is also a significant subsidiary (as defined below) of the Company (the Participant’s employer and such a parent or subsidiary being a “Related Company”), representing 50% or more of the combined voting power of the securities of such Related Company then outstanding;

(2) a merger or consolidation of a Related Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by a majority owned direct or indirect subsidiary of the Company; or

(3) the sale or disposition of all or substantially all the assets of a Related Company to a person other than a majority owned direct or indirect subsidiary of the Company.

For purposes of the Plan, the term “significant subsidiary” has the meaning given to such term under Rule 405 of the Securities Act of 1933, as amended. Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant for purposes of the Plan if (I) such transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the Participant’s employer or a direct or indirect parent of the Participant’s employer, and (II) the Participant’s employer or a direct or indirect parent of the Participant’s employer agrees to become a successor to the Company under an individual agreement between the Company and the Participant or the Participant is covered by an agreement providing for benefits upon a change in control of his or her employer following an event described clauses (1), (2) or (3) next above.

(c) Change in Control Price. For purposes of this Section 12, Change in Control Price means:

(i) with respect to a Change in Control by reason of a merger or consolidation of the Company described in paragraph (b)(iii) of this Section 12 in which the consideration per share of Common Stock to be paid for the acquisition of shares of Common Stock specified in the agreement of merger or consolidation is all in cash, the highest such consideration per share;

(ii) with respect to a Change in Control by reason of an acquisition of securities described in paragraph (b)(i) of this Section 12, the highest price per share for any share of the Common Stock paid by any holder of any of the securities representing 20% or more of the combined voting power of the Company giving rise to the Change in Control; and

(iii) with respect to a Change in Control by reason of a merger or consolidation of the Company (other than a merger or consolidation described in paragraph (b)(iii) of this Section) or a change in the composition of the Board of Directors described in paragraph (b)(ii) of this Section 12, or stockholder approval of an agreement or plan described in paragraph (b)(iv) of this Section 12, the highest price per share of Common Stock reported on the New York Stock Exchange Composite Transactions (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) during the sixty-day period ending on the date the Change in Control occurs, except that, in the case of incentive stock options and stock appreciation rights relating to incentive stock options, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an incentive stock option.

13. Amendment and Termination of Plan.

The Plan may be amended or terminated by the Board at any time and in any respect, provided that, without the approval of the Company’s stockholders, no such amendment shall be made for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement, and provided that no such amendment or termination shall impair the rights of any participant, without his or her consent, in any award previously granted under the Plan, unless required by law. In the event of termination of the Plan, no further grants may be made under the Plan but termination shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, the Board shall not adopt any amendment to the Plan which makes changes to the Plan that are so material that the focus of the Plan is changed, including amending the Plan to provide for a form of grant not presently available under the Plan, as determined in the reasonable judgment of the Board.

14. Prior Plans.

Upon the effectiveness of this Plan, no further grants shall be made under the Prior Plans. The discontinuance of the Prior Plans shall not affect the rights of any participant under, or the authority of the Committee (therein referred to) with respect to, any grants or awards made thereunder prior to such discontinuance.

15. Miscellaneous.

(a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock option, stock appreciation right, restricted stock award or performance award.

(b) Rights as Stockholders. No person shall have any rights as a stockholder of the Company with respect to any shares covered by a stock option, stock appreciation right, or performance award until the date of the issuance of a stock certificate to such person pursuant to such stock option, right or award.

(c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its subsidiaries or to limit or diminish in any way the right of the Company or any such affiliate to terminate his or her employment at any time with or without cause.

(d) Taxes. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. In addition, the Committee may, in its discretion and subject to such rules as it may adopt from time to time, permit a participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant), for tax withholding purposes, shares of Common Stock, valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

(e) Nontransferability. Except as permitted by the Committee, and subject to the following provisions of this Section 15(e), no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution, and, during the holder’s lifetime, stock options and stock appreciation rights shall be exercisable only by, and shares subject to restricted stock awards and payments pursuant to performance awards shall be delivered or made only to, such holder or such holder’s duly appointed legal representative. In no event may a participant transfer any award under the Plan for value to an unrelated third party.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/ri		1-866-287-9714

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

☐	Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR the listed nominees.						The Board of Directors recommends a vote FOR the following resolutions. Please read the resolutions in full on the accompanying circular.

1. To elect directors:								FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	2.	To ratify selection of PricewaterhouseCoopers LLP as Ryerson’s independent registered public accounting firm for 2006.	☐	☐	☐

Nominees:	01-Jameson A. Baxter, 02-Richard G. Cline, 03-Russell M. Flaum, 04-James A. Henderson, 05-Gregory P. Josefowicz, 06-Dennis J. Keller, 07-Martha Miller de Lombera, 08-Neil S. Novich, 09-Jerry K. Pearlman, 10-Anré D. Williams					3.	To approve performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan to qualify performance-based compensation under the plan as tax-deductible by the Company.	☐	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)						4.	In the discretion of the proxies to vote upon any and all other business matters which may properly come before such annual meeting or any adjournment thereof.

Exceptions*	___________________________________						To change your address, please mark this box.			☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date and return promptly.

Date Share Owner sign here	Co-Owner sign here

To Our Stockholders and Our Plan Participants:

IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules which allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more security holders reside, whom we believe to be members of the same family.

If you wish to receive only one copy of the Ryerson Inc. Annual Report, the Ryerson Inc. Proxy Statement, a proxy statement combined with a prospectus, or any information statement, please check the box below at the bottom of the card. We will continue to separately mail a proxy card for each registered stockholder account. This consent will be perpetual unless you revoke it, which you may do at any time by calling us at 1-800 524-4458 (toll-free), or writing us at The Bank of New York, Shareholder Relations Department, P.O. Box 11258, Church Street Station, New York, NY 10286, Attention: Proxy Unit. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP RYERSON INC. REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Neil S. Novich, Jay M. Gratz, Terence R. Rogers and Joyce E. Mims, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of Ryerson Inc. (the “Company”) that the undersigned is entitled to vote (including any Company common stock credited to the account of the undersigned under The Bank of New York’s BuyDirectSM Plan) and all Series A $2.40 Cumulative Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 9, 2006 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006, FOR approval of performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan, and in the discretion of the proxies on any and all other matters that may properly come before such Annual Meeting or any adjournment thereof.

Confidential Voting Directions

Solicited on Behalf of the Board of Directors

As a Participant in the Ryerson Savings Plan, I hereby direct LaSalle National Bank, as Trustee of the ESOP Trust which forms a part of such plan, to vote all shares of common stock of Ryerson Inc. that are credited to my account in the ESOP Trust as of March 13, 2006 at the Annual Meeting of Stockholders of the Company to be held May 9, 2006 and any adjournment thereof. Unless otherwise specified, all shares allocated to the undersigned’s Plan account will be voted FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as Ryerson’s independent registered public accounting firm for 2006, FOR approval of performance measures and amended limits on performance-based awards in the Ryerson 2002 Incentive Stock Plan, and in the discretion of the Trustee or its proxies upon any and all other matters that may properly come before such Annual Meeting or any adjournment thereof. The Trustee shall vote all shares allocated to Participants’ Plan accounts for which properly completed confidential voting directions are not received prior to 5:00 p.m. Chicago time, on May 8, 2006 and all unallocated shares held in the ESOP Trust in the same proportion as the shares with respect to which properly completed confidential voting directions have been timely received from participants in the ESOP Trust.

RYERSON INC. P.O. BOX 11016 NEW YORK, N.Y. 10203-0016

(Continued and to be signed on the reverse side)

CHECK HERE TO STOP MULTIPLE MAILINGS Please stop mailing of stockholder publications for this account, since multiple copies come to our household at this address.	☐

To include any comments, please mark this box.	☐